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================================================================================
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                            FIRST BRANDS CORPORATION,

                            THE CHASE MANHATTAN BANK,
                                    as Agent,

                                       and

                       THE SEVERAL LENDERS PARTIES HERETO

                          Dated as of February 28, 1997
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                                TABLE OF CONTENTS

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
SECTION 1.  DEFINITIONS.........................................................................................  1
         1.1.  Defined Terms....................................................................................  1
         1.2.  Other Definitional Provisions.................................................................... 23

SECTION 2.  THE COMMITTED RATE LOANS; THE BID LOANS; THE  SWING LINE LOANS...................................... 23
         2.1.  The Committed Rate Loans......................................................................... 23
         2.2.  The Bid Loans.................................................................................... 25
         2.3.  Limitation on Aggregate Extensions of Credit..................................................... 29
         2.4.  Repayment of Loans............................................................................... 29
         2.5.  Termination or Reduction of Commitments.......................................................... 29
         2.6.  Optional and Mandatory Prepayments............................................................... 29
         2.7.  Interest Rates and Payment Dates................................................................. 31
         2.8.  Minimum Amounts of Tranches...................................................................... 31
         2.9.  Fees    ......................................................................................... 31
         2.10. Requirements of Law.............................................................................. 32
         2.11. Taxes  .......................................................................................... 34
         2.12. Computation of Interest and Fees................................................................. 35
         2.13. Pro Rata Treatment and Payments.................................................................. 35
         2.14. Inability to Determine Interest Rate............................................................. 36
         2.15. Illegality....................................................................................... 37
         2.16. Indemnity........................................................................................ 37
         2.17. Conversion and Continuation Options.............................................................. 38
         2.18. Eurocurrency Reserve Costs....................................................................... 39
         2.19. Use of Proceeds.................................................................................. 39
         2.20. Swing Line Commitment............................................................................ 39
         2.21. Swing Line Note.................................................................................. 40
         2.22. Procedure for Borrowing for Swing Line Loans..................................................... 40
         2.23. Refunded Swing Line Loans; Swing Line Loan  Participations....................................... 41

 SECTION 3.  LETTERS OF CREDIT.................................................................................. 42
         3.1.  Letters of Credit................................................................................ 42
         3.2.  Issuance of Letters of Credit.................................................................... 43
         3.3.  Participating Interests.......................................................................... 43
         3.4.  Reimbursement Obligation of the Company.......................................................... 43
         3.5.  Letter of Credit Payments........................................................................ 44
         3.6.  Letter of Credit Fees............................................................................ 44
         3.7.  Obligations of the Company Absolute.............................................................. 45
         3.8.  Letter of Credit Application..................................................................... 45
         3.9.  Purpose of Letters of Credit..................................................................... 45

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................................................... 46
         4.1.  Financial Condition.............................................................................. 46
         4.2.  No Change........................................................................................ 47
         4.3.  Corporate Existence; Compliance with Law......................................................... 47
         4.4.  Corporate Power; Authorization................................................................... 47
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
         4.5.  Enforceable Obligations.......................................................................... 47
         4.6.  No Legal Bar..................................................................................... 48
         4.7.  No Material Litigation........................................................................... 48
         4.8.  Federal Regulation............................................................................... 48
         4.9.  Investment Company Act........................................................................... 48
         4.10. No Default....................................................................................... 48
         4.11. Ownership of Property; Liens..................................................................... 48
         4.12. Patents and Trademarks........................................................................... 48
         4.13. Taxes  .......................................................................................... 49
         4.14. No Burdensome Restrictions....................................................................... 49
         4.15. ERISA  .......................................................................................... 49
         4.16. Subsidiaries..................................................................................... 50
         4.17. Lessor Intellectual Property..................................................................... 50
         4.18. Environmental Status............................................................................. 50

SECTION 5.  CONDITIONS PRECEDENT................................................................................ 51
         5.1.  Conditions to Initial Extension of Credit........................................................ 51
         5.2.  Conditions to Each Extension of Credit........................................................... 53

SECTION 6.  AFFIRMATIVE COVENANTS............................................................................... 54
         6.1.  Financial Statements............................................................................. 54
         6.2.  Certificates; Other Information.................................................................. 55
         6.3.  Payment of Obligations........................................................................... 56
         6.4.  Conduct of Business and Maintenance of Existence................................................. 56
         6.5.  Maintenance of Property and Insurance............................................................ 56
         6.6.  Inspection of Property; Books and Records;  Discussions.......................................... 57
         6.7.  Notices ......................................................................................... 57
         6.8.  Separate Corporate Entity for and Borrowing by  Unrestricted Subsidiaries........................ 58

SECTION 7.  NEGATIVE COVENANTS.................................................................................. 58
         7.1.  Limitation on Liens.............................................................................. 58
         7.2.  Prohibition of Fundamental Changes............................................................... 60
         7.3.  Limitation on Restricted Payments................................................................ 60
         7.4.  Limitation on Investments, Acquisitions, Loans  and Advances..................................... 61
         7.5.  Limitations on Sale of Assets.................................................................... 62
         7.6.  Ratio of Consolidated Total Indebtedness to  Consolidated Total Capitalization................... 63
         7.7.  Interest Coverage Ratio.......................................................................... 63
         7.8.  Limitation on Indebtedness of Unrestricted  Subsidiaries......................................... 63
         7.9.  Limitation on Prepayments, Amendments and  Payments in respect of Subordinated  Indebtedness and New Sale- Leasebacks...................................................................... 63
         7.10. Limitation on Affiliate Transactions............................................................. 65
         7.11. Prohibition on Change in Business................................................................ 65
         7.12. Limitation on Assets of Non-Recourse.
 Unrestricted Subsidiaries...................................................................................... 65
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
SECTION 8.  EVENTS OF DEFAULT................................................................................... 65

SECTION 9.  THE AGENT........................................................................................... 69
         9.1.  Appointment...................................................................................... 69
         9.2.  Delegation of Duties............................................................................. 70
         9.3.  Exculpatory Provisions........................................................................... 70
         9.4.  Reliance by Agent................................................................................ 70
         9.5.  Notice of Default................................................................................ 71
         9.6.  Non-Reliance on Agent and Other Lenders.......................................................... 71
         9.7.  Indemnification.................................................................................. 72
         9.8.  Agent in its Individual Capacity................................................................. 72
         9.9.  Successor Agent.................................................................................. 72

SECTION 10.  MISCELLANEOUS...................................................................................... 73
         10.1.  Amendments and Waivers.......................................................................... 73
         10.2.  Notices......................................................................................... 74
         10.3.  No Waiver; Cumulative Remedies.................................................................. 75
         10.4.  Survival of Representations and Warranties...................................................... 75
         10.5.  Payment of Expenses and Taxes................................................................... 75
         10.6.  Successors and Assigns; Participations;   Purchasing Lenders.................................... 76
         10.7.  Adjustments; Set-off............................................................................ 79
         10.8.  Confidentiality................................................................................. 80
         10.9.  Further Assurances.............................................................................. 81
         10.10. Severability.................................................................................... 81
         10.11. Counterparts.................................................................................... 81
         10.12. GOVERNING LAW................................................................................... 81
         10.13. Submission to Jurisdiction...................................................................... 81
         10.14. Acknowledgements................................................................................ 82
         10.15. WAIVER OF JURY TRIAL............................................................................ 82
         10.16. Integration..................................................................................... 82
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Schedules

Schedule I                 Commitments, Commitment Percentages, Lending
                                    Offices
Schedule II                Patents
Schedule III               Trademarks
Schedule IV                Competitors
Schedule 4.1               Sales, Transfers and Other Dispositions
Schedule 4.7               Litigation
Schedule 4.16              Subsidiaries
Schedule 4.17              Effective Date Lessor Intellectual Property
Schedule 4.18              Environmental Matters
Schedule V                 Existing Financing Leases
Schedule 7.10              Permitted Affiliate Transactions


Exhibits

Exhibit A                  Committed Rate Note
Exhibit B                  Bid Loan Note
Exhibit C                  Swing Line Note
Exhibit D                  Bid Loan Confirmation
Exhibit E                  Bid Loan Offer
Exhibit F                  Bid Loan Request
Exhibit G                  Subsidiary Guarantee Consent
Exhibit H                  Swing Line Loan Participation Certificate
Exhibit I                  Cash Collateral Agreement
Exhibit J                  Borrowing Certificate
Exhibit K                  Opinion of Kirkland & Ellis
Exhibit L                  Assignment and Acceptance

                                     - iv -

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

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 28, 1997, among FIRST BRANDS CORPORATION, a Delaware corporation (the "Company"), the several lenders from time to time parties hereto (the "Lenders"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders hereunder (in such capacity, the "Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Company, certain lenders (the "Existing Lenders"), and The Chase Manhattan Bank (formerly Chemical Bank), as agent for the Existing Lenders, are parties to a Credit Agreement, dated as of February 3, 1995 (as the same has been amended, supplemented or otherwise modified, the "Existing Credit Agreement"), pursuant to which the Existing Lenders have made revolving credit loans, bid loans and swing line loans, and issued or participated in letters of credit for the account of the Company; and

                  WHEREAS, the Company has requested that the Existing Credit Agreement be amended to effect certain modifications as more particularly set forth herein; and

                  WHEREAS, the Lenders are agreeable to the Company's request and to amending and restating the Existing Credit Agreement on the terms and conditions set forth herein to effect such request;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree that on the Effective Date (as hereinafter defined) the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

                  SECTION 1.  DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings
(such definitions to be equally applicable to the singular and plural forms thereof):

                  "ABR Loans" shall mean Loans whose interest rate is based on the Alternate Base Rate;

                  "Absolute Rate Bid Loan" shall mean a loan made pursuant to an Absolute Rate Bid Loan Request;

                  "Absolute Rate Bid Loan Request" shall mean any Bid Loan Request requesting the Lenders to offer to make Bid Loans at an absolute rate (as opposed to a rate composed of the Applicable Index Rate plus (or minus) a margin);




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                                                                               2

                  "Affiliate" of any Person shall mean any Person (other than a Restricted Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; for purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

                  "Agent" shall have the meaning ascribed thereto in the preamble hereto;

                  "Aggregate Outstandings" shall have the meaning specified in subsection 2.3;

                  "Agreement" shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time;

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of:

                  (a)      the Prime Rate in effect on such day;

                  (b)      the Base CD Rate in effect on such day plus 1%;
                           and

                  (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

         If for any reason the Agent shall have determined (which determination shall be conclusive absent clearly demonstrable error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the date of such change;

                  "Applicable Index Rate" shall mean, in respect of any Bid Loan requested pursuant to an Index Rate Bid Loan Request, the LIBO Rate applicable to the Interest Period for such Bid Loan;

                  "Applicable Margin" shall mean, for each Type of Loan, the rate per annum set forth opposite the actual or implied senior unsecured long-term debt rating of the Company below (or, if the Applicable Margin is determined by reference to the rating of another rating agency, such ratings as are




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                                                                               3

         generally recognized as being equivalent to those set forth below), as quoted by such rating agency or otherwise determined in a manner reasonably satisfactory to the Agent by reference to the ratings of the Company's subordinated unsecured long-term debt securities published by Moody's or S&P, or, if neither of Moody's or S&P no longer publishes ratings of the Company's senior unsecured long-term debt securities or subordinated unsecured long-term debt securities, the rate per annum set forth below opposite the applicable ratio of Consolidated Total Indebtedness to Consolidated EBITDA:

                                Consolidated
                                   Total
                                Indebtedness/
                                Consolidated          Eurodollar
      Ratings                      EBITDA                Loan            CD Loan
      -------                   -------------         ----------         -------
 S&P         Moody's
 ---         -------
BB+ or     Ba1 or less            >2.25x                0.425%           0.550%
less                              -

BBB-       Baa3                  <2.25x but              0.275%           0.400%
                                  >1.25x
                                  -

BBB        Baa2                  <1.25x but              0.250%           0.375%
                                  >0.75x
                                  -

BBB+       Baa1                  <0.75x but              0.225%           0.350%
                                  >0.50x
                                  -

A- or      A3 or                  <0.50x                 0.175%           0.300%
higher     higher

         In the event that the Applicable Margin is being determined in accordance with the actual or implied senior unsecured long-term debt rating of the Company and such rating by either S&P or Moody's is not the rating set forth opposite the then-current such rating by the other rating agency in the table above under the heading "Ratings", the Applicable Margin shall be the rate per annum set forth opposite the higher of such two ratings. Changes in the Applicable Margin (whether increases or decreases thereof) shall take effect on the first Business Day following the date the relevant change in the rating of the Company's securities is published; and

         In the event that the Applicable Margin is being determined in accordance with the ratio of Consolidated Total Indebtedness to Consolidated EBITDA, the Applicable Margin for any date during any fiscal quarter shall be determined by reference to the ratio of Consolidated Total Indebtedness to Consolidated EBITDA as of the last day of the Company's second preceding fiscal quarter, provided that if the Company shall at any time fail to deliver to the Lenders prior to the first day of any fiscal quarter the financial




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                                                                               4

         statements required pursuant to subsection 6.1 for the period ending at the end of the second preceding fiscal quarter, such ratio, until such financial statements shall be delivered, shall be deemed to be greater than 2.25 to 1;

                  "Assignment and Acceptance" shall have the meaning ascribed thereto in subsection 10.6(c);

                  "Available Commitment" shall mean, as to any Lender at any time, the excess, if any, of (a) the amount of such Lender's Commitment as in effect at such time over (b) the sum of (i) the aggregate principal amount of all Committed Rate Loans made by such Lender then outstanding plus (ii) the undrawn face amount of such Lender's participating interest or, in the case of Chase, residual interest in all Letters of Credit issued pursuant to subsections 3.1 and 3.2 plus
         (iii) such Lender's participating interest in or, in the case of Chase, residual interest in the unpaid reimbursement obligations of the Company with respect to Letters of Credit whether or not outstanding at such time, plus (iv) in the case of Chase, the aggregate principal amount of all Swing Line Loans made by Chase then outstanding;

                  "Banking Governmental Authority" shall mean any of the Board, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation (or any successor bank regulatory authorities or agencies);

                  "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the C/D Assessment Rate;

                  "Bid Loan" shall mean each bid loan made pursuant to subsection 2.2;

                  "Bid Loan Confirmation" shall mean each confirmation by the Company of its acceptance of Bid Loan Offers, which Bid Loan Confirmation shall be substantially in the form of Exhibit D and shall be delivered to the Agent in writing, by telex or by facsimile transmission;

                  "Bid Loan Note" shall be as defined in subsection
         2.2(f);

                  "Bid Loan Offer" shall mean each offer by a Lender to make Bid Loans pursuant to a Bid Loan Request, which Bid Loan Offer shall contain the information specified in Exhibit E and shall be delivered to the Agent by telephone, immediately confirmed by telex or facsimile transmission;

                  "Bid Loan Request" shall mean each request by the Company for Lenders to submit bids to make Bid Loans, which




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                                                                               5

         shall contain the information in respect of such requested Bid Loans specified in Exhibit F and shall be delivered to the Agent in writing, by telex or facsimile transmission, or by telephone, immediately confirmed by telex or facsimile transmission;

                  "Board" shall mean the Board of Governors of the Federal Reserve System (or any successor thereto);

                  "Borrowing Date" shall mean any day specified in a notice pursuant to subsection 2.1, 2.2 or 2.22 as a date on which the Company requests that Loans be made hereunder;

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial lenders in New York, New York, are authorized or required by law to close;

                  "Capitalized Lease" shall mean any lease of property, real or personal, the obligations under which are, or are required to be, capitalized on a balance sheet of the Company in accordance with GAAP;

                  "Cash Collateral Agreement" shall have the meaning ascribed thereto in subsection 2.6(b);

                  "Cash Equivalents" at any date shall mean (a) securities with maturities of one year or less from the date of acquisition thereof issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, bankers acceptances and eurodollar time deposits with maturities of one year or less from the date of acquisition, and overnight lender deposits of any Lender or any other commercial lender having capital and surplus in excess of $500,000,000, (c) repurchase agreements involving securities of the type described in clause (a) above with Lenders and with other commercial lenders having capital and surplus in excess of $500,000,000, (d) commercial paper of a Lender or a domestic issuer rated at least A-1 by S&P or P-1 by Moody's and (e) shares of an open-end investment company registered under the Investment Company Act of 1940, as amended, all or substantially all of the assets of which are required to be invested in investments of the types described in and meeting the requirements of clauses (a) through (d) of this definition;

                  "C/D Assessment Rate" for any day as applied to any C/D Rate Loan or ABR Loan shall mean the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 'SS' 327.3(e) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or




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                                                                               6

         such successor's) insuring time deposits at offices of such institution in the United States;

                  "C/D Base Rate" with respect to each day during each Interest Period pertaining to a C/D Rate Loan shall mean the rate of interest per annum notified to the Agent by Chase as the average rate bid at 9:00 A.M., New York City time, or as soon thereafter as practicable, on the first day of such Interest Period by a total of three certificate of deposit dealers of recognized standing selected by Chase for the purchase at face value from Chase of its certificates of deposit in an amount comparable to the C/D Rate Loan of Chase to which such Interest Period applies and having a maturity comparable to such Interest Period;

                  "C/D Rate" with respect to each day during each Interest Period pertaining to a C/D Rate Loan shall mean a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                C/D Base Rate
         -----------------------------         + C/D Assessment Rate
         1.00 - C/D Reserve Percentage

                  "C/D Rate Loans" shall mean Committed Rate Loans the rate of interest applicable to which is based upon the C/D Rate;

                  "C/D Rate Tranche" shall mean the C/D Rate Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day);

                  "C/D Reserve Percentage" for any day as applied to any C/D Rate Loan or any ABR Loan shall mean that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the Interest Period for such C/D Rate Loan (or, with respect to an ABR Loan, of 30 days or more) and in an amount of $100,000 or more;

                  "Chase" shall mean The Chase Manhattan Bank, a New York banking corporation;

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time;

                  "Collateral Documents" shall be the collective reference to the Cash Collateral Agreement and any Subsidiary Guarantees;




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                                                                               7

                  "Commercial Letters of Credit" shall mean the commercial documentary letters of credit, payable in Dollars, to be issued by Chase hereunder in such form as may from time to time be approved by Chase, in favor of such beneficiaries as the Company or any Restricted Subsidiary shall specify from time to time (which beneficiaries shall be reasonably acceptable to Chase), for the account of the Company for the purchase of goods in the ordinary course of its business;

                  "Commercial Paper Notes" shall mean Commercial Paper Notes backed directly or indirectly by accounts receivable of the Company and its Restricted Subsidiaries purchased by Funding;

                  "Commitment" shall mean, as to any Lender, the obligation of such Lender to make Committed Rate Loans to the Company, and to issue or participate in, as the case may be, Letters of Credit for the account of the Company, and, in the case of the Swing Line Lender, to make Swing Line Loans to the Company, hereunder in a combined aggregate principal amount and aggregate face amount, as the case may be, at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I;

                  "Commitment Percentage" of any Lender at any time shall mean the percentage of the aggregate Commitments then constituted by such Lender's Commitment;

                  "Commitment Period" shall mean the period from and including the Effective Date to but not including the Termination Date;

                  "Committed Rate Loans" shall have the meaning ascribed thereto in subsection 2.1(a);

                  "Committed Rate Notes" shall have the meaning ascribed thereto in subsection 2.1(c);

                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under
         Section 414 of the Code;

                  "Company" shall have the meaning ascribed thereto in the preamble hereto;

                  "Competitor" shall mean, at any time, any Person which is engaged in a business competitive with a business of the Company or any of its Subsidiaries, and which the Company has enumerated on Schedule IV and as supplemented by the Company in writing from time to time;




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                                                                               8

                  "Consolidated EBITDA" shall mean Consolidated EBITDAR minus Consolidated Lease Expense.

                  "Consolidated EBITDAR" shall mean, for any period, Consolidated Net Income for such period, plus to the extent deducted from revenues in determining such Consolidated Net Income, (a) Consolidated Interest Expense for such period, (b) tax expense for the Company and its Consolidated Subsidiaries (other than Non-Recourse Unrestricted Subsidiaries) for such period, (c) depreciation and amortization expense of the Company and its Consolidated Subsidiaries (other than Non-Recourse Unrestricted Subsidiaries) for such period,
         (d) Consolidated Lease Expense for such period, and (e) the amount of other noncash charges of the Company and its Consolidated Subsidiaries (other than Non-Recourse Unrestricted Subsidiaries) during such period minus noncash revenues of the Company and its Consolidated Subsidiaries (other than Non-Recourse Unrestricted Subsidiaries) during such period;

                  "Consolidated Interest Expense" shall mean, for any period, the amount of interest expense, both expensed and capitalized, of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP (except that for purposes of this definition no Non-Recourse Unrestricted Subsidiary shall be deemed to constitute a Consolidated Subsidiary);

                  "Consolidated Lease Expense" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP (except that for purposes of this definition no Non-Recourse Unrestricted Subsidiary shall be deemed to constitute a Consolidated Subsidiary), for such period with respect to leases of real and personal property;

                  "Consolidated Net Income" for any fiscal period of the Company shall mean consolidated net income or loss of the Company and its Consolidated Subsidiaries (except that for purposes of this definition no Non-Recourse Unrestricted Subsidiary shall be deemed to constitute a Consolidated Subsidiary, provided that any portion of the consolidated net income of the Company and its Consolidated Subsidiaries (without giving effect to the foregoing exception) resulting from the operations of any Non-Recourse Unrestricted Subsidiary shall be included only to the extent that, subject to any Requirement of Law or Contractual Obligation applicable to such Non-Recourse Unrestricted Subsidiary, such Non-Recourse Unrestricted Subsidiary would be able to dividend such earnings to the Company or a Restricted Subsidiary (net, however, of any taxes that would be




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                                                                               9

         applicable to the payment of such dividends)) as it would appear on a consolidated statement of income of the Company and its Consolidated Subsidiaries for such fiscal period prepared in accordance with GAAP;

                  "Consolidated Net Worth" at any date shall mean the amount set forth opposite the caption "stockholder's equity" (or any like caption) on a consolidated balance sheet of the Company and its Consolidated Subsidiaries at such date prepared in accordance with GAAP (except that any investment by the Company or any of its Subsidiaries in a Non-Recourse Unrestricted Subsidiary shall be accounted for on the equity basis);

                  "Consolidated Subsidiary" shall mean a Subsidiary of the Company whose accounts are consolidated with those of the Company for financial reporting purposes in accordance with GAAP;

                  "Consolidated Total Capitalization" shall mean
         Consolidated Net Worth plus Consolidated Total Indebtedness.

                  "Consolidated Total Indebtedness" at any date shall mean the sum of (without duplication) (a) the Indebtedness of the Company and its Consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP, plus (b) the aggregate amount of Contingent Obligations of the Company and its Consolidated Subsidiaries outstanding on such date (other than Contingent Obligations of the Company or any Consolidated Subsidiary which support Indebtedness of the Company or any of its Subsidiaries) determined on a consolidated basis in accordance with GAAP, plus (c) the aggregate face amount of commercial paper issued by the CP Issuer and outstanding on such date pursuant to the Securitization Documents, minus the aggregate principal amount of Non-Recourse Indebtedness of the Company's Non-Recourse Unrestricted Subsidiaries outstanding on such date that, but for the provisions of subsection 7.8(b), would not be permitted hereunder;

                  "Contingent Obligation" as to any Person shall mean (a) the undrawn face amount of all letters of credit issued for the account of such Person and (b) any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to

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                                                                              10

         purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
         (iv) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business; the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if any Contingent Obligation is specifically limited to a portion of any such primary obligation, that portion to which it is limited) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith;

                  "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound;

                  "Controlled Foreign Corporation" shall mean a controlled foreign corporation within the meaning of Section 957 of the Code;

                  "Default" shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

                  "Dollars" and "$" shall mean dollars in lawful currency of the United States of America;

                  "Domestic Dollar Loans" shall be the collective reference to C/D Rate Loans and ABR Loans;

                  "Domestic Lending Office" shall mean, initially, the office of a Lender designated as such in Schedule I; thereafter, such other office of such Lender, if any, which shall be making C/D Rate Loans and ABR Loans;

                  "Effective Date" shall mean February __, 1997;

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time;

                  "Eurodollar Lending Office" shall mean, initially, the office of a Lender designated as such in Schedule I hereto; thereafter, such other office of such Lender, if any, which shall be making Eurodollar Loans;




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                                                                              11

                  "Eurodollar Loans" shall mean Committed Rate Loans hereunder that bear interest for the Interest Period applicable thereto at an interest rate based upon the LIBO Rate;

                  "Eurodollar Tranche" shall mean the Eurodollar Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day);

                  "Event of Default" shall mean any of the events specified in
         Section 8 provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

                  "Existing Credit Agreement" shall have the meaning ascribed thereto in the recitals to this Agreement;

                  "Existing Lenders" shall have the meaning ascribed thereto in the recitals to this Agreement;

                  "Existing Letter of Credit" shall mean Irrevocable Standby Letter of Credit NO. T214417 issued by Chase on behalf of the Company in the amount of $667,207, for the benefit of Lumberman's Mutual Casualty Insurance Company, American Motorist Insurance Company, American Manufacturers Mutual Insurance Company and American Protection Insurance Company, as amended.

                  "Facility Fee Rate" shall mean the rate per annum set forth opposite the actual or implied senior unsecured long-term debt rating of the Company below (or, if the Facility Fee Rate is determined by reference to the rating of another rating agency, such ratings as are generally recognized as being equivalent to those set forth below), as quoted by such rating agency or otherwise determined in a manner reasonably satisfactory to the Agent by reference to the ratings of the Company's subordinated unsecured long-term debt securities published by Moody's or S&P, or, if neither of Moody's or S&P no longer publishes ratings of the Company's senior unsecured long-term debt securities or subordinated unsecured long-term debt securities, the rate per annum set forth below opposite the applicable ratio of Consolidated Total Indebtedness to Consolidated EBITDA:

                                   Consolidated Total
                                      Indebtedness/
                                      Consolidated                    Facility
          Ratings                        EBITDA                          Fee
          -------                  ------------------                 --------
   S&P              Moody's
   ---              -------
BB+ or less       Ba1 or less           >2.25x                        0.200%
                                        -

BBB-              Baa3             <2.25x but >1.25x                   0.150%
                                              -

BBB               Baa2             <1.25x but >0.75x                   0.125%
                                              -

BBB+              Baa1             <0.75X but >0.50x                   0.100%
                                              -



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                                                                              12


A- or higher      A3 or higher           <0.50x                        0.075%


         In the event that the Facility Fee Rate is being determined in accordance with the actual or implied senior unsecured long-term debt rating of the Company and such rating by either S&P or Moody's is not the rating set forth opposite the then-current such rating by the other rating agency in the table above under the heading "Ratings", the Facility Fee Rate shall be the rate per annum set forth opposite the higher of such two ratings. Changes in the Facility Fee Rate (whether increases or decreases thereof) shall take effect on the first Business Day following the date the relevant change in the rating of the Company's securities is published; and

         In the event that the Facility Fee Rate is being determined in accordance with the ratio of Consolidated Total Indebtedness to Consolidated EBITDA, the Facility Fee Rate for any date during any fiscal quarter shall be determined by reference to the ratio of Consolidated Total Indebtedness to Consolidated EBITDA as of the last day of the Company's second preceding fiscal quarter, provided that if the Company shall at any time fail to deliver to the Lenders prior to the first day of any fiscal quarter the financial statements required pursuant to subsection 6.1 for the period ending at the end of the second preceding fiscal quarter, such ratio, until such financial statements shall be delivered, shall be deemed to be greater than 2.25 to 1;

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average quotations, for such day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it;

                  "Financing Lease" shall mean any operating lease of production and/or handling equipment listed on Schedule V or entered into by the Company or any of its Restricted Subsidiaries after the Effective Date;

                  "Financing Lease Value" of any Financing Lease at a particular time shall mean the net present value of the then remaining rental payments thereon (discounted at the implicit lease rate applicable to such Financing Lease);

                  "Foreign Indebtedness Letters of Credit" shall mean standby letters of credit, payable in Dollars, issued by Chase for the account of the Company in favor of financial institutions in support of Indebtedness of Foreign Subsidiaries owing to such financial institutions;




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                                                                              13

                  "Foreign Subsidiaries" shall mean Subsidiaries of the Company which are organized or incorporated under the laws of any jurisdiction other than the laws of the United States or of any state thereof or the District of Columbia or which shall not conduct any significant portion of their business in the United States;

                  "Funding" shall mean First Brands Funding Inc, a Delaware corporation and a wholly-owned Subsidiary of the Company or any other successor or replacement thereto, including any purchaser in a multi-seller program;

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that when used in Section 7 (or in the definitions referred to in Section 7), whether directly or indirectly through a reference to a capitalized term used therein, "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof, provided, further, that when used with respect to consolidated financial statements of the Company and its Restricted Subsidiaries, whether directly or indirectly through a reference to a capitalized term, "GAAP" shall mean generally accepted accounting principles which would be applicable as if such Restricted Subsidiaries constituted all of the Company's Consolidated Subsidiaries and the Company's investments in Unrestricted Subsidiaries were accounted for using the cost method;

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

                  "Indebtedness" of a Person at any date shall mean (a) indebtedness of such Person for borrowed money, (b) indebtedness of such Person for the deferred purchase price of services or property, excluding trade payables incurred in the ordinary course of business,
         (c) obligations of such Person under Capitalized Leases, (d) indebtedness of such Person arising under acceptance facilities and (e) indebtedness consisting of unpaid reimbursement obligations in respect of all drafts drawn under letters of credit issued for the account of such Person (including, without limitation, any such indebtedness or other obligation described in this definition that is non-recourse to the credit of such Person but is secured by assets of such Person);

                  "Indenture" shall mean the Indenture dated as of March 1, 1992, between the Company and the United States Trust Company of New York, as Trustee, pursuant to which the Senior Subordinated Notes were issued, as the same may be

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                                                                              14

         amended, supplemented or otherwise modified from time to time in accordance with subsection 7.9;

                  "Index Rate Bid Loan" shall mean a Bid Loan made pursuant to an Index Rate Bid Loan Request;

                  "Index Rate Bid Loan Request" shall mean any Bid Loan Request requesting the Lenders to offer to make Bid Loans at an interest rate equal to the Applicable Index Rate plus (or minus) a margin;

                  "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA;

                  "Insolvent" shall mean pertaining to a condition of Insolvency;

                  "Interest Payment Date" shall mean (a) as to any ABR Loan, each Payment Date to occur after any such Loan is made hereunder, (b) as to any Eurodollar Tranche having an Interest Period of one, two or three months, and any C/D Rate Tranche having an Interest Period of 30, 60 or 90 days, the last day of the applicable Interest Period with respect thereto and (c) as to any Eurodollar Tranche or C/D Rate Tranche having an Interest Period of six months or 180 days, respectively, the date which is three months or 90 days, respectively, after the commencement of such Interest Period and the last day of such Interest Period;

                  "Interest Period" shall mean

         (a)  with respect to any Eurodollar Loan:

                               (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in a notice of borrowing or notice of conversion, as the case may be, given with respect thereto as provided in subsection 2.1 or subsection 2.17(a), as the case may be; and

                              (ii) thereafter, each period commencing on the
                  last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         (b)  with respect to any C/D Rate Loan:

                               (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto as provided in subsection 2.1 or subsection 2.17, as the case may be; and

                              (ii) thereafter, each period commencing on the
                  last day of the next preceding Interest Period applicable to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Company by irrevocable notice to the Agent not less than two Business Days prior to the last day of the then current Interest Period with respect thereto; and

         (c) with respect to any Bid Loan that is made pursuant to an Absolute Rate Bid Loan Request, the period commencing on the Borrowing Date with respect to such Bid Loan and ending on the date not less than 7 days nor more than 183 days thereafter, as specified by the Company in such Bid Loan Request;

provided that the foregoing provisions relating to Interest
Periods are subject to the following:

                               (i) if any Interest Period relating to a C/D Rate
                  Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

                              (ii) if any Interest Period with respect to any
                  Eurodollar Loan or a Bid Loan made pursuant to an Index Rate Bid Loan Request would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                             (iii) any Interest Period that would otherwise
                  extend beyond the Termination Date shall end on such date;

                              (iv) any Interest Period with respect to a
                  Eurodollar Loan or an Index Rate Bid Loan which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and




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                                                                              16

                               (v) the Company shall select Interest Periods so
                  as not to require a payment or prepayment of any Eurodollar Loan or C/D Rate Loan during an Interest Period for such Loan;

                  "Lenders" shall have the meaning ascribed thereto in the preamble hereto;

                  "Lessor Intellectual Property" shall mean intellectual property (whether pursuant to a license or otherwise) which pertains to an asset subject to a sale-leaseback transaction permitted by this Agreement and in which intellectual property the lessor in such transaction has obtained rights in connection with such transaction;

                  "Letter of Credit Application" shall mean a letter of credit application for a standby letter of credit or a commercial letter of credit, as the case may be, executed and delivered by the Company for a Letter of Credit on the then customary form of Chase therefor;

                  "Letters of Credit" shall be the collective reference to the Commercial Letters of Credit and the Standby Letters of Credit;

                  "LIBO Rate" with respect to each day during each Interest Period pertaining to a Eurodollar Loan or a Bid Loan made pursuant to an Index Rate Bid Loan Request shall mean the rate per annum at which Chase's Eurodollar Lending Office is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the foreign currency and exchange operations or eurodollar funding operations of such Eurodollar Lending Office are customarily conducted at or about 11:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount approximately equal to the amount of the Eurodollar Loans of Chase to be outstanding during such Interest Period or, in the case of Index Rate Bid Loans, $10,000,000;

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same legal effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only or in connection with Financing Leases) or comparable law of any jurisdiction to evidence any of the foregoing);

                  "Loan" shall mean any loan made by any Lender pursuant to this Agreement;

                  "Loan Documents" shall mean this Agreement, the Notes and the Collateral Documents;

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, financial condition or prospects of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Company or any of its Material Subsidiaries to perform its obligations under this Agreement or the Notes or the other Loan Documents to which it is a party, or (c) the validity or enforceability of this Agreement or any of the Notes, Collateral Documents or other Loan Documents or the rights and remedies of the Agent or the Lenders hereunder or thereunder;

                  "Material Subsidiary" shall mean any Subsidiary at any time at which all amounts which would be included as assets on a balance sheet of such Subsidiary determined in accordance with GAAP as of such time are $1,000,000 or more;

                  "Moody's" shall mean Moody's Investors Service, Inc.;

                  "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA;

                  "New Sale-Leaseback" shall mean any transaction entered into by the Company after the Effective Date for the sale of equipment of the Company which is permitted to be sold by the Company under this Agreement, and the subsequent lease back of such equipment to the Company from the purchaser thereof;

                  "Non-Recourse Indebtedness" of any Unrestricted Subsidiary of the Company at any date shall mean Indebtedness of such Unrestricted Subsidiary, (i) the payment of which Indebtedness has not been assumed by the Company or any Restricted Subsidiary and (ii) for which Indebtedness neither the Company nor any Restricted Subsidiary has become directly or indirectly liable (including, without limitation, pursuant to a Contingent Obligation);

                  "Non-Recourse Unrestricted Subsidiary" shall mean any Unrestricted Subsidiary which shall have created Non-Recourse Indebtedness that, but for the provisions of subsection 7.8(b), would not be permitted to exist hereunder;

                  "Notes" shall be the collective reference to the Committed Rate Notes, the Bid Notes and the Swing Line Note;

                  "Patents" shall mean all of the following to the extent that the Company or any of its Restricted Subsidiaries has any right, title or interest: (i) all letters patent of the United States and all applications therefor, including, without limitation, any referred to in Schedule II hereto, and (ii) all reissues or extensions of such letters patent and all continuations, continuations-in-part or divisions of such applications;

                  "Payment Dates" shall mean the last day of each March, June, September and December;

                  "Payment Office" shall mean, initially, the office of the Agent located at 270 Park Avenue, New York, New York 10017; thereafter, such other office of the Agent, if any, which it may designate by notice to the parties hereto as the Payment Office;

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto);

                  "Person" shall mean an individual, a partnership, a limited liability company, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature;

                  "Plan" shall mean any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
         Section 3(5) of ERISA;

                  "Post-Default Rate" with respect to all or any portion of any Loan not paid when due (whether at the stated maturity, by acceleration or otherwise), shall mean a rate per annum for each day during the period (the "Default Period") commencing on the due date of all or such portion of such Loan until such Loan or such portion is paid in full (after as well as before judgment) equal to 2% above (a) if such Loan is a Eurodollar Loan or C/D Rate Loan, the Applicable Margin plus the LIBO Rate or C/D Rate for Interest Periods during the Default Period or
         (b) if such Loan is an ABR Loan, the Alternate Base Rate;

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City. The Prime Rate is not intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors;

                   "Register" shall mean a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time;

                  "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA;

                  "Reportable Event" shall mean any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 'SS' 2615;

                  "Required Lenders" at any date shall mean Lenders whose Commitment Percentages aggregate at least 51%, or if the Commitments shall have been terminated, Lenders holding Committed Rate Loans in an aggregate principal amount of at least 51% of the aggregate principal amount of all Committed Rate Loans then outstanding;

                  "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject;

                  "Responsible Financial Officer" shall mean the president, the chief executive officer, the chief financial officer, controller, treasurer or any assistant treasurer of the Company;

                  "Restricted Payment" shall have the meaning ascribed thereto in subsection 7.3;

                  "Restricted Subsidiary" shall mean any Subsidiary of the Company other than an Unrestricted Subsidiary;

                  "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.;

                  "Securities Act" shall mean the Securities Act of 1933, and any successor Federal statute, and the rules and regulations thereunder, as in effect from time to time;

                  "Securitization Documents" shall mean the Asset Purchase and Sale Agreement by and between the Company and Funding, Subsidiary Purchase Agreements by and between the Company and its Subsidiaries, the Pooling and Servicing Agreement (including supplements thereto) by and among the Company, Funding, the CP Issuer, the letter of credit issuer and the trustee thereunder, the Pledge and Security Agreement by and among the CP Issuer, the collateral agent and the liquidity bank agent, the Depositary Agreement by and between the depositor and the CP Issuer, the CP Dealer Agreement by and between the CP Issuer and the commercial paper dealer, the Liquidity Agreement by and among the CP Issuer, the liquidity bank agent and certain banks, and the LOC Reimbursement Agreement by and among the letter of credit issuer, the trustee, Funding and the Company, as in effect on the Effective Date, including the documents and agreements contemplated by the foregoing, as such the foregoing, singularly or in the aggregate may be amended, supplemented, refinanced, replaced, substituted or otherwise modified from time to time, pursuant to which no more than $100,000,000 in aggregate principal amount of Commercial Paper Notes at any time outstanding are issued;

                  "Seller Paper" shall mean any notes, bonds, debentures or other debt securities issued by any purchaser of any assets from the Company or its Restricted Subsidiaries as a portion of the consideration for such purchaser's purchase of such assets;

                  "Senior Subordinated Notes" shall mean the 9-1/8% Senior Subordinated Notes of the Company due 1999;

                  "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan;

                  "Standby Letter of Credit" shall mean an irrevocable letter of credit, in a face amount of not less than $250,000, issued in accordance with subsections 3.1 and 3.2 by Chase in Dollars for the account of the Company for credit support and working capital purposes in the ordinary course of business;

                  "STP" shall mean STP Consumer Services Inc., a Delaware corporation;

                  "Subordinated Debt" shall mean (a) the Senior Subordinated Notes and (b) all other unsecured Indebtedness of the Company or any of its Restricted Subsidiaries no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment, or otherwise) prior to February 28, 2002, and the payment of the principal of and interest on which, and other obligations of the Company or such Restricted Subsidiary in respect of, is by its terms either junior or pari passu in right of payment with the Senior Subordinated Notes;

                  "Subordinated Debt Prepayment" shall have the meaning ascribed thereto in subsection 7.9(a);

                  "Subsidiary" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company;

                  "Subsidiary Guarantee" shall mean any Subsidiary Guarantee made by a Restricted Subsidiary in favor of the Agent and the Lenders, substantially in the form of Exhibit G to the Existing Credit Agreement, as the same may be amended, supplemented or modified from time to time;

                  "Subsidiary Guarantee Consent" shall mean the consent made by the Subsidiary Guarantors substantially in the form of Exhibit G hereto.

                  "Subsidiary Guarantor" shall mean each Restricted Subsidiary other than Funding;

                  "Swing Line Commitment" shall mean the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 2.20 in an aggregate amount at any one time outstanding not to exceed $25,000,000;

                  "Swing Line Lender" shall have the meaning ascribed thereto in subsection 2.20;

                  "Swing Line Loan Participation Certificate" shall mean a certificate substantially in the form of Exhibit H;

                  "Swing Line Loans" shall have the meaning ascribed thereto in subsection 2.20;

                  "Swing Line Note" shall have the meaning ascribed thereto in subsection 2.21;

                  "Swing Line Participation Amount" shall have the meaning ascribed thereto in subsection 2.23(c);

                  "Swing Line Rate" shall mean, for any day, a rate per annum equal to the Alternate Base Rate for such day minus .20%;

                  "Termination Date" shall mean February __, 2002;




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                                                                              22

                  "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate is not so reported, the average (rounded upwards to the nearest 1/100 of 1%) of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day or next preceding Business Day by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it;

                  "Trademarks" shall mean all of the following to the extent that the Company or any Restricted Subsidiary has any right, title or interest in the United States: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles and other source or business identifiers and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any state thereof, including, without limitation, those described in Schedule III hereto, and (ii) all renewals thereof;

                  "Tranche" shall be the collective reference to Eurodollar Loans or C/D Rate Loans, as the case may be, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day);

                  "Transferee" shall have the meaning ascribed thereto in subsection 10.6(f);

                  "Type" shall mean, as to any Committed Rate Loan, its nature as an ABR Loan, a Eurodollar Loan or a C/D Rate Loan;

                  "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision),
         International Chamber of Commerce Publication No. 500, as the same may be amended from time to time;

                  "Unrestricted Subsidiary" shall mean (a) any Foreign Subsidiary or other Subsidiary which is a Controlled Foreign Corporation and which, in any such case, is not a Subsidiary Guarantor, and (b) any other Subsidiary at any time at which all amounts which would be included as assets on a balance




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                                                                              23

         sheet of such Subsidiary determined in accordance with GAAP as of such time are less than $1,000,000.

                  1.2. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes or any of the Collateral Documents or any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

                  (b) As used herein, in the Notes or in any of the Collateral Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or in any of the Collateral Documents shall refer to this Agreement or such Collateral Document as a whole and not to any particular provision of this Agreement or such Collateral Document; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                  SECTION 2. THE COMMITTED RATE LOANS; THE BID LOANS; THE SWING LINE LOANS

                  2.1. The Committed Rate Loans. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Committed Rate Loans") to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment, provided that no Committed Rate Loan shall be made hereunder if, after giving effect thereto, subsection 2.3 would be contravened. During the Commitment Period the Company may use the Commitments by borrowing, prepaying the Committed Rate Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Committed Rate Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans, (iii) C/D Rate Loans or (iv) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsections 2.1(d) and 2.17, provided that no Committed Rate Loan shall be made as a Eurodollar Loan or a C/D Rate Loan after the day that is one month or 30 days, respectively, prior to the Termination Date.




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                                                                              24

                  (c) The Committed Rate Loans made by each Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions as to payee, date and principal amount (a "Committed Rate Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of such Lender and (b) the aggregate unpaid principal amount of all Committed Rate Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Committed Rate Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans and C/D Rate Loans, the length of each Interest Period with respect thereto, on the schedules annexed to and constituting a part of its Committed Rate Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation (or any error in such recordation), shall not affect the obligations of the Company hereunder or under any Committed Rate Note. Each Committed Rate Note shall (x) be dated the Effective Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.7.

                  (d) The Company may borrow Committed Rate Loans under the Commitments during the Commitment Period on any Business Day, provided that the Company shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:30 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Committed Rate Loans are to be initially Eurodollar Loans, (b) two Business Days prior to the requested Borrowing Date, if all or any part of the requested Committed Rate Loans are to be initially C/D Rate Loans, or (c) on the requested Borrowing Date, if all of the requested Committed Rate Loans are to be initially ABR Loans), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans, C/D Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans or C/D Rate Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing of Committed Rate Loans under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $2,500,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $2,500,000, such lesser amount) and (y) in the case of Eurodollar Loans or C/D Rate Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Agent shall promptly (to the extent reasonably practicable on the same day) notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing under this subsection 2.1 available to the Agent for the account of the Company at the office of the Agent specified in subsection 10.2 prior to 11:00 A.M. (or, in the case of ABR Loans, 1:00 P.M.), New York City time, on the




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                                                                              25

Borrowing Date requested by the Company in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (e) The Company shall give a notice pursuant to subsection 2.1(d) in respect of the Committed Rate Loans to be made on the Effective Date, which notice shall specify the aggregate amount thereof which the Company wishes to have outstanding on such date. Such amount shall not be less than the aggregate principal amount of Committed Rate Loans outstanding under the Existing Credit Agreement immediately prior to the Effective Date. The proceeds of all such Loans made on the Effective Date will be applied to the payment of all loans under the Existing Credit Agreement outstanding immediately prior to the Effective Date.

                  2.2. The Bid Loans. (a) The Company may borrow Bid Loans from time to time on any Business Day during the period from the Effective Date until the date occurring 7 days prior to the Termination Date in the manner set forth in this subsection 2.2 and in amounts up to the available amount of the aggregate Commitments, provided that no Bid Loan shall be made hereunder if, after giving effect thereto, subsection 2.3 would be contravened.

                  (b) (i) The Company shall request Bid Loans by delivering a Bid Loan Request to the Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of an Index Rate Bid Loan Request), and not later than 11:30 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of an Absolute Rate Bid Loan Request). Each Bid Loan Request may solicit bids for Bid Loans in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such Bid Loans. The maturity date for each Bid Loan made pursuant to an Absolute Rate Bid Loan Request shall be not less than 7 days nor more than 183 days after the Borrowing Date therefor and the maturity date for each Bid Loan made pursuant to an Index Rate Bid Loan Request shall be 1, 2, 3, or 6 months after the Borrowing Date therefor (and in any event, in each such case, not after the Termination Date). The Agent shall promptly (to the extent reasonably practicable on the same day) notify each Lender by telex or facsimile transmission of the contents of each Bid Loan Request received by it.

             (ii) In the case of an Index Rate Bid Loan Request, upon receipt of notice from the Agent of the contents of such Bid Loan Request, any Lender that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at the Applicable Index Rate plus or minus a margin determined by such Lender in its sole discretion for each such Bid Loan. Any




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                                                                              26

such irrevocable offer shall be made by delivering a Bid Loan Offer to the Agent, before 10:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Lender would be willing to make (which amounts may, subject to subsection 2.2(a), exceed such Lender's Commitment), and the margin above or below the Applicable Index Rate at which such Lender is willing to make each such Bid Loan; the Agent shall advise the Company before 11:15 A.M. (New York City time) three Business Days before the proposed Borrowing Date, of the contents of each such Bid Loan Offer received by it. If the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its Bid Loan Offer before 10:15 A.M. (New York City time) three Business Days before the proposed Borrowing Date.

            (iii) In the case of an Absolute Rate Bid Loan Request, upon receipt of notice from the Agent of the contents of such Bid Loan Request, any Lender that elects, in its sole discretion, to do so shall irrevocably offer to make one or more Bid Loans at a rate of interest determined by such Lender in its sole discretion for each such Bid Loan. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Agent, before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Lender would be willing to make (which amount may, subject to subsection 2.2(a), exceed such Lender's Commitment), and the rate of interest at which such Lender is willing to make each such Bid Loan; the Agent shall advise the Company before 10:15 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such Bid Loan Offer received by it. If the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its Bid Loan Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

             (iv) The Company shall before 11:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date (in the case of Bid Loans requested by an Index Rate Bid Loan Request) and before 11:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of Bid Loans requested by an Absolute Rate Bid Loan Request) either, in its absolute discretion:

                  (A) cancel such Bid Loan Request by giving the Agent telephone notice to that effect, or

                  (B) accept one or more of the offers made by any Lender or Lenders pursuant to clause (ii) or clause (iii) above, as the case may be, by giving telephone notice to the Agent (immediately confirmed by delivery to the Agent of a Bid Loan Confirmation) of the amount of Bid Loans for each relevant maturity date to be made by each Lender (which




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                                                                              27

         amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the Bid Loan Offer of such Lender, and for all maturity dates included in such Bid Loan Offer shall be equal to or less than the aggregate maximum amount specified in such Bid Loan Offer for all such maturity dates) and reject any remaining offers made by Lenders pursuant to clause (ii) or clause (iii) above, as the case may be; provided, however, that (x) the Company may not accept offers for Bid Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related Bid Loan Request, (y) if the Company accepts any of such offers, it must accept offers strictly based upon pricing for such relevant maturity date and no other criteria whatsoever and
         (z) if two or more Lenders submit offers for any maturity date at identical pricing and the Company accepts any of such offers but does not wish to (or by reason of the limitations set forth in subsection 2.2(a) or in clause (x) of this proviso, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Company shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirements of subsection 2.2(b)(i).

              (v) If the Company notifies the Agent that a Bid Loan Request is canceled pursuant to clause (iv)(A) above, the Agent shall give prompt telephone notice thereof to the Lenders, and the Bid Loans requested thereby shall not be made.

             (vi) If the Company accepts pursuant to clause (iv)(B) above one or more of the offers made by any Lender or Lenders, the Agent shall promptly notify each Lender which has made such an offer, of the aggregate amount of such Bid Loans to be made on such Borrowing Date for each maturity date and of the acceptance or rejection of any offers to make such Bid Loans made by such Lender. Each Lender which is to make a Bid Loan shall, before 12:00 Noon (New York City time) on the Borrowing Date specified in the Bid Loan Request applicable thereto, make available to the Agent at its office set forth in subsection 10.2 the amount of Bid Loans to be made by such Lender, in immediately available funds. The Agent will make such funds available to the Company as soon as practicable on such date at the Agent's aforesaid address. As soon as practicable after each Borrowing Date, the Agent shall notify each Lender of the aggregate amount of Bid Loans advanced on such Borrowing Date and the respective maturity dates thereof.

                  (c) Within the limits and on the conditions set forth in this subsection 2.2, the Company may from time to time borrow under this subsection 2.2, repay pursuant to paragraph (d) below, and reborrow under this subsection 2.2.

                  (d) The Company shall repay to the Agent for the account of each Lender which has made a Bid Loan (or the assignee




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                                                                              28

in respect thereof, as the case may be) on the maturity date of each Bid Loan (such maturity date being that specified by the Company for repayment of such Bid Loan in the related Bid Loan Request) the then unpaid principal amount of such Bid Loan. The Company shall not have the right to prepay any principal amount of any Bid Loan.

                  (e) The Company shall pay interest on the unpaid principal amount of each Bid Loan from the Borrowing Date to the stated maturity date thereof, at the rate of interest determined pursuant to paragraph (b) above (calculated on the basis of a 360 day year for actual days elapsed), payable on the maturity date for such Bid Loan, provided that if the maturity date for such Bid Loan is more than 90 days (in the case of Absolute Rate Bid Loans) or three months (in the case of Index Rate Bid Loans) after the Borrowing Date for such Bid Loan, as the case may be, interest for such Bid Loan shall be payable on the date which is 90 days or 3 months, as the case may be, after the Borrowing Date for such Bid Loan and on the maturity date for such Bid Loan. If all or a portion of the principal amount of or interest on any Bid Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), (i) such overdue principal amount shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to the Bid Loan Note evidencing such Bid Loan until the scheduled maturity date with respect thereto as set forth in the Bid Loan Note evidencing such Bid Loan, and for each day thereafter at a rate per annum which is 2% above the Alternate Base Rate until paid in full (as well after as before judgment) and (ii) such overdue interest shall bear interest from the date the same was due at a rate per annum which is 2% above the Alternate Base Rate. All payments of interest in respect of Bid Loans shall be made to the Agent for the account of the relevant Lenders.

                  (f) The Bid Loans made by each Lender shall be evidenced initially by a promissory note of the Company, substantially in the form of Exhibit B with appropriate insertions (a "Bid Loan Note"), payable to the order of such Lender and representing the obligation of the Company to pay the unpaid principal amount of all Bid Loans made by such Lender, with interest on the unpaid principal amount from time to time outstanding of each Bid Loan evidenced thereby as prescribed in subsection 2.2(e). Each Lender is hereby authorized to record the date and amount of each Bid Loan made by such Lender, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of its Bid Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under any Bid Loan Note. Each Bid Loan Note shall be dated the Effective Date, and each




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                                                                              29

Bid Loan evidenced thereby shall bear interest for the period from and including the Borrowing Date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.2(e).

                  2.3. Limitation on Aggregate Extensions of Credit. At no time may (i) the sum of (A) the aggregate principal amount of Committed Rate Loans outstanding at such time, plus (B) the aggregate principal amount of Bid Loans outstanding at such time, plus (C) the aggregate undrawn face amount of all Letters of Credit outstanding at such time, plus (D) any unpaid reimbursement obligations of the Company with respect to Letters of Credit whether or not outstanding at such time, plus (E) the aggregate principal amount of all Swing Line Loans outstanding at such time (collectively, the amount described in clauses (i)(A)- (E) of this subsection 2.3 shall be referred to as the "Aggregate Outstandings"), exceed (ii) the aggregate Commitments in effect at such time.

                  2.4. Repayment of Loans. (a) The Company shall pay to the Agent for the account of the Lenders the unpaid principal amount of each Committed Rate Loan and each Swing Line Loan, plus all interest accrued thereon, on the Termination Date.

                  (b) The Company will repay each Bid Loan as provided in subsection 2.2.

                  2.5. Termination or Reduction of Commitments. (a) The Company shall have the right at any time to terminate or reduce the Commitments upon not less than four Business Days' prior notice to the Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 or a whole multiple of $1,000,000 above $5,000,000) and shall be irrevocable and effective only upon receipt by the Agent; provided that in no event shall any such termination or reduction be permitted that would cause the Aggregate Outstandings at such time (after giving effect to any concurrent prepayments) to exceed the Commitments as so reduced.

                  (b) The Commitments, once terminated or reduced, may not be reinstated.

                  2.6. Optional and Mandatory Prepayments. (a) The Company may, subject to subsection 2.16, at any time and from time to time, prepay the Committed Rate Loans and/or the Swing Line Loans then outstanding, in whole or in part, without premium or penalty, and upon at least three Business Days' irrevocable notice to the Agent, in the case of Eurodollar Loans, upon at least two Business Days' irrevocable notice to the Agent, in the case of C/D Rate Loans and upon irrevocable notice to the Agent not later than 12:00 Noon, New York City time, on the date of such prepayment, in the case of ABR Loans, each such notice to




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                                                                              30

specify (i) the date and amount of such prepayment, (ii) whether the prepayment is of Eurodollar Loans, ABR Loans, C/D Rate Loans, or a combination thereof, and, if of a combination thereof, the principal amount of prepayment allocable to each and (iii) the original principal amount of the Swing Line Loan, Swing Line Loans, Committed Rate Loan or Committed Rate Loans which are to be prepaid and the date or dates such Swing Line Loan, Swing Line Loans, Committed Rate Loan or Committed Rate Loans were made, provided that the Company may not both prepay ABR Loans under this subsection 2.6(a) and borrow ABR Loans under subsection 2.1 or 2.23 on the same day. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. If any such notice is given, the Company will make the prepayment specified therein, together with any amounts payable pursuant to subsection 2.16, and such prepayment, together with such amounts payable pursuant to subsection 2.16, shall be due and payable on the date specified therein, together (in the case of Eurodollar Loans or C/D Rate Loans) with accrued interest to such date on the amount prepaid. Each partial prepayment of the Loans pursuant to this paragraph (a) shall be in an amount equal to $2,500,000 or a greater whole multiple of $1,000,000; provided, that unless the Eurodollar Loans or C/D Rate Loans comprising any Tranche are prepaid in full, no prepayment shall be made in respect of Eurodollar Loans or C/D Rate Loans if, after giving effect to such prepayment, the aggregate principal amount of the Loans comprising any Tranche shall be less than $5,000,000.

                  (b) If at any time the Aggregate Outstandings exceed the aggregate Commitments in effect at such time, whether as a result of a reduction or termination of the Commitments pursuant to subsection 2.5, or otherwise, the Company shall immediately prepay the Committed Rate Loans or Swing Line Loans, or, if no Committed Rate Loans or Swing Line Loans are outstanding, cash collateralize the Letters of Credit and the Bid Loans (in each case pursuant to a cash collateral agreement substantially in the form of Exhibit I (the "Cash Collateral Agreement")) in an amount equal to such excess, together with interest thereon accrued to the date of such prepayment and any amounts payable pursuant to subsection 2.16 in connection therewith.

                  (c) If the making of any mandatory prepayment pursuant to subsection 2.6(b) would result in an obligation of the Company to pay any material amounts pursuant to subsection 2.16, the Company shall be entitled, in lieu of making the required prepayment at such time, to place an amount equal to such prepayment in a cash collateral account established pursuant to the Cash Collateral Agreement. Moneys on deposit in such cash collateral account shall be invested in short-term obligations of the United States government and shall be applied to the prepayment of the Loans in accordance the Cash Collateral Agreement on the earliest date on which the costs to the Lenders referred to in subsection 2.16 would be avoided. During the period prior to such prepayment of such Loans, interest shall continue to accrue on such Loans. Prior to the depositing of any moneys in the cash collateral account, the Agent and the Lenders




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                                                                              31

shall be provided with such legal opinions and other documentation with respect to the legality, validity, enforceability, perfection and priority of the cash collateral account as they may reasonably deem necessary or appropriate.

                  2.7. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBO Rate plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate or, if such ABR Loan is a Swing Line Loan, at the Swing Line Rate.

                  (c) Each C/D Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the C/D Rate determined for such day plus the Applicable Margin.

                  (d) If all or a portion of (i) the principal amount of any Committed Rate Loan or any Swing Line Loan or (ii) any interest, fees or other amounts payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of overdue principal, the Post-Default Rate or (y) in the case of overdue interest, fees or other amounts payable hereunder, 2% above the rate described in paragraph (b) of this subsection, in each case from the date of such non-payment until such amount is paid in full (both before and after judgment).

                  (e) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity and upon payment (including prepayment) in full thereof, provided that interest payable pursuant to paragraph (d) of this subsection shall be payable on demand.

                  2.8. Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising (i) each Eurodollar Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) each C/D Rate Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  2.9. Fees. The Company agrees to pay (a) to the Agent for the account of each Lender a facility fee for the period from and including the Effective Date to, but excluding, the Termination Date, computed at the Facility Fee Rate in effect from time to time on the average daily amount of the Commitment (used and unused) of such Lender during the period for which payment is made, payable in arrears on each Payment Date and on the Termination Date or earlier date of termination of the




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                                                                              32

Commitments and (b) to the Agent, solely for the Agent's own account (i) the fees payable pursuant to the Fee Letter, dated January 23, 1997, between the Company and the Agent in the amounts and on the dates specified therein and (ii) such other fees in the amounts and payable on the dates from time to time agreed to in writing by the Company and the Agent.

                  2.10. Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof, or compliance by any Lender or its Domestic Lending Office or Eurodollar Lending Office with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Lender or its Domestic Lending Office or Eurodollar Lending Office to any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan or C/D Rate Loan made by it, or any Letters of Credit or any commitments to extend credit under this Agreement, or changes the basis of taxation of payments to such Lender or its Domestic Lending Office or Eurodollar Lending Office in respect thereof (except for taxes covered by subsection 2.11 and changes in the rate of tax on the overall net income of such Lender);

                     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by or for the account of, any office of such Lender which is not otherwise included in the determination of the LIBO Rate or the C/D Rate hereunder; or

                    (iii) shall impose on such Lender or its Domestic Lending Office or Eurodollar Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or its Domestic Lending Office or Eurodollar Lending Office, by an amount which such Lender deems to be material, of making, converting into, continuing, maintaining or participating in Eurodollar Loans, C/D Rate Loans, Letters of Credit or the commitments to extend credit hereunder or to reduce any amount receivable by it in respect of its Eurodollar Loans, its C/D Rate Loans, the Letters of Credit or its commitment to extend credit hereunder, then, in any such case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable as determined by such Lender (using a method of calculation substantially similar to that used with similarly situated borrowers). If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.10, it shall promptly notify the Company in writing, through the Agent, of the




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                                                                              33

event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by an officer of a Lender (which certificate shall set forth the basis of calculation of such amount in reasonable detail), through the Agent, to the Company shall be conclusive, in the absence of manifest error. If any Lender requests payment of increased costs from the Company, such Lender shall, upon request of the Company, use reasonable efforts to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be, for the purpose of minimizing such increased costs; provided that nothing herein shall obligate such Lender to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be, or to take any other steps, which such Lender considers in its sole discretion to be adverse to its interests. If any Lender shall request the payment of any additional amounts pursuant to this subsection 2.10, the Company shall have the right to require that all Loans made thereafter by such Lender shall be made as ABR Loans. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) In the event that any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letters of Credit to a level below that which such Lender could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by any amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate as to any additional amounts payable pursuant to this subsection submitted by an officer of a Lender (which certificate shall set forth the basis of calculation of such amount in reasonable detail), through the Agent, to the Company shall be conclusive, in the absence of manifest error. If the Company becomes obligated to pay additional amounts described in this subsection 2.10(b) as a result of any condition described in this subsection 2.10(b) and payment of such amount is demanded by any Lender, then the Company may, on ten Business Days' prior written notice to the Agent and such Lender, cause such Lender to (and such Lender shall) assign pursuant to subsection 10.6 (provided that such Lender shall not be required to pay any fee pursuant to subsection 10.6(e)) all of its rights and obligations under this Agreement to a bank or financial institution selected by the Company and reasonably acceptable to the Agent, provided that in no event shall the assigning Lender be required to pay or

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                                                                              34

surrender to such purchasing Lender or other bank or financial institution any of the fees received by such assigning Lender pursuant to this Agreement. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.11. Taxes. (a) All payments made by the Company under this Agreement and the Notes shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Lender, net income and franchise taxes based upon net income imposed on the Agent or such Lender, as the case may be, by the jurisdiction under the laws of which it is organized or in which is located any office from or at which such Lender is making or maintaining its Loans, or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that prior to the first Interest Payment Date it will deliver to the Company and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Company and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company and the Agent, and such extensions or

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                                                                              35

renewals thereof as may reasonably be requested by the Company or the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Company that it is not capable of so receiving payments without any deduction or withholding, and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

                  2.12. Computation of Interest and Fees. (a) Interest on ABR Loans whenever calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for actual days elapsed. Interest on Eurodollar Loans, C/D Rate Loans, and ABR Loans whenever calculated on the basis of the Base CD Rate or the Federal Funds Effective Rate, and facility fees, letter of credit fees and all other fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent will, as soon as practicable, notify the Company and the Lenders of each determination of a LIBO Rate and a C/D Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

                  2.13. Pro Rata Treatment and Payments. (a) Each borrowing by the Company of Committed Rate Loans from the Lenders hereunder, each payment by the Company on account of any facility fee or letter of credit fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders.

                  (b) All payments (including prepayments) to be made by the Company hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly (to the extent reasonably practicable on the same day) upon receipt in like funds as received. If any payment hereunder




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                                                                              36

(other than payments on the Eurodollar Loans or a Bid Loan made pursuant to an Index Rate Bid Loan Request) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a Bid Loan made pursuant to an Index Rate Bid Loan Request becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day, and during any such extension interest shall be payable thereon at the then applicable rate.

                  (c) Unless the Agent shall have been notified in writing by any Lender prior to a Borrowing Date for Committed Rate Loans that such Lender will not make the amount that would constitute its Commitment Percentage of the borrowing of Committed Rate Loans on such date available to the Agent, the Agent shall assume that such Lender has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Lender's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection 2.13 shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Company.

                  2.14. Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

                  (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate or the C/D Rate for such Interest Period, or

                  (b) the Agent shall have received notice from the Required Lenders that the LIBO Rate or the C/D Rate determined or to be determined for such Interest Period will

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                                                                              37

         not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

the Agent shall give telex, telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (w) any Eurodollar Loans or C/D Rate Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as ABR Loans, (x) any Committed Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted to or continued as ABR Loans, (y) any outstanding Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted, on the first day of such Interest Period, to ABR Loans and (z) any Bid Loans requested pursuant to an Index Rate Bid Loan Request to be made on the first day of such Interest Period shall not be made as Bid Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans or C/D Rate Loans, as the case may be, shall be made or continued as such, nor shall the Company have the right to convert Committed Rate Loans to Eurodollar Loans or C/D Rate Loans, as the case may be.

                  2.15. Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or its Eurodollar Lending Office to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Domestic Dollar Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then-current Interest Periods with respect to such Loans or within such earlier period as may be required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then-current Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16.

                  2.16. Indemnity. The Company agrees to indemnify each Lender for, and to hold such Lender harmless from, any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loan or C/D Rate Loan, (b) default by the Company in making a borrowing of, conversion into or continuance of Eurodollar Loans or C/D Rate Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment or conversion of Eurodollar Loans or C/D Rate Loans on a day which is not the last day of an Interest Period with respect thereto, including,

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                                                                              38

without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by an officer of a Lender, through the Agent, to the Company shall be conclusive, absent manifest error. This covenant shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

                  2.17. Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans or C/D Rate Loans to ABR Loans, and/or to convert Eurodollar Loans or ABR Loans to C/D Rate Loans, by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans or C/D Rate Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert ABR Loans or C/D Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of C/D Rate Loans may, subject to the third succeeding sentence, only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans or C/D Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If the last day of the then current Interest Period with respect to C/D Rate Loans that are to be converted to Eurodollar Loans is not a Business Day, such conversion shall be made on the next succeeding Business Day, and during the period from such last day to such succeeding Business Day such Loans shall bear interest as if they were ABR Loans. All or any part of outstanding Eurodollar Loans, ABR Loans and C/D Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan when any Event of Default has occurred and is continuing and the Agent or the Required Lenders have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.8 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan after the date that is one month or 30 days, respectively, prior to the Termination Date.

                  (b) Any Eurodollar Loans or C/D Rate Loans may be continued as such upon the expiration of the then-current Interest Period with respect thereto by the Company giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan or C/D Rate Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent or the Required Lenders have determined that such a continuation is not appropriate,
(ii) if, after giving effect thereto, subsection 2.8 would be contravened




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                                                                              39

or (iii) after the date that is one month or 30 days, respectively, prior to the Termination Date and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  2.18. Eurocurrency Reserve Costs. The Company agrees to pay to each Lender which requests compensation under this subsection 2.18 (by notice to the Company and the Agent), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans), an additional amount (determined by such Lender and notified to the Company) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

                       (i) the principal amount of the Eurodollar Loans made by such Lender to which such Interest Period relates outstanding on such day; and

                     (ii) the difference between (x) a fraction the numerator of which is the LIBO Rate (expressed as a decimal) applicable to such Eurodollar Loan and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus
         (y) such numerator; and

                    (iii) a fraction the numerator of which is one and the denominator of which is 360.

                  2.19. Use of Proceeds. The proceeds of the Loans shall be used by the Company to refinance outstanding Indebtedness under the Existing Credit Agreement, for the Company's working capital requirements and for any of the Company's corporate purposes not prohibited under this Agreement.

                  2.20. Swing Line Commitment. Subject to the terms and conditions hereof, Chase, as the swing line lender (in such capacity, the "Swing Line Lender") agrees to make extensions of credit available to the Company from time to time during the

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                                                                              40

Commitment Period by making swing line loans (the "Swing Line Loans") to the Company in an aggregate principal amount at any one time outstanding not to exceed the Swing Line Commitment; provided that (a) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Loans hereunder, may exceed the Swing Line Commitment then in effect) and (b) the Company shall not request and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, subsection 2.3 would be contravened. Swing Line Loans shall bear interest at the Swing Line Rate. From and after the Effective Date and during the Commitment Period, the Company may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

                  2.21. Swing Line Note. The Swing Line Loans made by the Swing Line Lender shall be evidenced by a promissory note of the Company substantially in the form of Exhibit C, with appropriate insertions (the "Swing Line Note"), payable to the order of the Swing Line Lender and representing the obligation of the Company to pay the lesser of the Swing Line Commitment and the Swing Line Loans. The Swing Line Lender is hereby authorized to record the date and the amount of each Swing Line Loan made by the Swing Line Lender and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Company hereunder or under the Swing Line Note. The Swing Line Note shall (a) be dated the Effective Date,
(b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with subsection 2.7 as such subsection is applicable to ABR Loans.

                  2.22. Procedure for Borrowing for Swing Line Loans. Whenever the Company desires that the Swing Line Lender make Swing Line Loans under subsection 2.20 it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 11:30 A.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $100,000 or a whole multiple thereof. Not later than 2:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Agent at its office specified in subsection 10.2 an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Agent shall make the proceeds of such Swing Line Loan available to the




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                                                                              41

Company on such Borrowing Date by depositing such proceeds in the account of the Company with the Agent on such Borrowing Date for transmittal by the Agent upon the Company's request.

                  2.23. Refunded Swing Line Loans; Swing Line Loan Participations. (a) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 10:00 A.M., New York City time, request each Lender to make, and each Lender hereby agrees to make, a Committed Rate Loan that is an ABR Loan, in an amount equal to such Lender's Commitment Percentage (calculated with respect to the aggregate Commitments then outstanding) of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Unless any of the events described in Section 8(h) shall have occurred (in which case the procedures of subsection 2.23(c) shall apply), each Lender shall make the amount of such Committed Rate Loan available to the Agent at its office set forth in subsection 10.2 in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Committed Rate Loans shall be immediately paid by the Agent to the Swing Line Lender which shall apply such proceeds to repay the Refunded Swing Line Loans. Effective on the day such Committed Rate Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under the Swing Line Note and shall be due under the respective Committed Rate Notes issued to the Lenders in accordance with their respective Commitment Percentages of the aggregate Commitments. The Company authorizes the Swing Line Lender to charge the Company's accounts with the Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

                  (b) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if a Default or an Event of Default shall have occurred and be continuing. The Swing Line Lender shall notify the Company of such election not to make any Swing Line Loans unless the Event of Default is of the type specified in Section 8(h).

                  (c) If prior to the time a Committed Rate Loan would have otherwise been made pursuant to subsection 2.23(a), one of the events described in Section 8(h) shall have occurred and be continuing, each Lender shall, on the date such Committed Rate Loan was to have been made pursuant to the notice referred to in subsection 2.23(a) (the "Refunding Date"), purchase an undivided participating interest in an amount equal to (i) its Commitment Percentage times
(ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with




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                                                                              42

such Refunded Swing Line Loans (the "Swing Line Participation Amount"). On the Refunding Date, each Lender shall transfer to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount, and upon receipt thereof the Swing Line Lender shall deliver to such Lender a Swing Line Loan Participation Certificate dated the date of the Swing Line Lender's receipt of such funds and in the Swing Line Participation Amount.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that all or any part of such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender such portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Lender's obligation to make the Loans referred to in subsection 2.23(a) and to purchase participating interests pursuant to subsection 2.23(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Company may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                   SECTION 3.  LETTERS OF CREDIT

                   3.1. Letters of Credit. Effective as of the Effective Date, the Existing Letter of Credit shall be deemed a Standby Letter of Credit outstanding under, and subject to the terms of, this Agreement. Subject to the terms and conditions hereof, Chase agrees to issue Letters of Credit for the account of the Company from time to time on any Business Day during the Commitment Period; provided that (a) the sum of (i) the face amount of any such Letter of Credit, plus (ii) the aggregate face amount of all Letters of Credit then outstanding, shall in no event exceed $50,000,000; and (b) no Letter of Credit shall be issued if, after giving effect to such issuance, the Aggregate Outstandings at the time of such issuance would exceed the aggregate Commitments then in effect on such date. Each Letter of Credit renewed or issued hereunder shall (a) expire no later than the date five days prior to the Termination Date,
(b) be denominated in Dollars, and (c) be in a minimum face amount of




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                                                                              43

$50,000 in the case of Commercial Letters of Credit and $250,000 in the case of Standby Letters of Credit. Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  3.2. Issuance of Letters of Credit. (a) The Company may request Chase to issue a Letter of Credit upon at least five Business Days' written notice to Chase at its address specified in subsection 10.2, setting forth in such notice (i) the proposed issuance date of such Letter of Credit,
(ii) the face amount of such Letter of Credit and (iii) in the case of Commercial Letters of Credit, the proposed form thereof, and by the concurrent delivery to Chase of a Letter of Credit Application, completed to the satisfaction of Chase. The Company shall also provide such other certificates, documents and other papers and information as Chase may reasonably request. Upon receipt of such notice and Letter of Credit Application, Chase will notify each other Lender thereof and shall, subject to the terms and conditions hereof, process such Letter of Credit Application, and the other certificates, documents, and other papers delivered to Chase in connection therewith, in accordance with its customary procedures, and shall promptly issue such Letter of Credit (but in no event shall Chase be required to issue any Letter of Credit earlier than five Business Days after receipt by Chase of the Letter of Credit Application relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company. Chase will notify the Lenders of the issuance of such Letter of Credit as soon as reasonably practicable following such issuance.

                  (b) Each Letter of Credit issued hereunder shall, among other things, (i) be denominated in Dollars, (ii) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the certificate(s) or other document(s) described therein, (iii) in the case of a Standby Letter of Credit, have an expiry date occurring not later than the date that is one year after the date of issuance of such Standby Letter of Credit and in the case of a Commercial Letter of Credit, have an expiry date occurring not later than the date that is 360 days after the date of issuance of such Commercial Letter of Credit, (iv) have an expiry date occurring not later than five days prior to the Termination Date, and (v) be in a form satisfactory to Chase.

                  3.3. Participating Interests. Effective as of the date of issuance thereof, Chase agrees to apportion and does apportion, to each other Lender, and each other Lender severally and irrevocably agrees to take and does take, an undivided participating interest in each Letter of Credit in a percentage equal to such Lender's Commitment Percentage as in effect at such time.

                  3.4. Reimbursement Obligation of the Company. To induce Chase to issue Letters of Credit, the Company hereby agrees to reimburse Chase (i) unless such reimbursement




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                                                                              44

obligation has been accelerated pursuant to Section 8, on each date on which Chase notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by Chase for (A) the amount of such draft paid by Chase under such Letter of Credit and (B) the amount of any taxes, fees, charges or other costs or expenses whatsoever incurred by Chase in connection with any payment made by Chase or any Lender under, or with respect to, such Letter of Credit and (ii) upon the acceleration of such reimbursement obligation in accordance with Section 8, in an amount equal to the then maximum liability (whether direct or contingent) of Chase under each Letter of Credit then outstanding. Each such payment shall be made to Chase at such office as shall have been specified in writing by Chase, in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection 3.4 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the Post-Default Rate with respect to ABR Loans.

                  3.5. Letter of Credit Payments. (a) If any draft shall be presented for payment under any Letter of Credit, Chase shall promptly notify the Company of the date and the amount of the draft presented for payment. The responsibility of Chase to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  (b) In the event that Chase makes a payment under any Letter of Credit and is not reimbursed in full therefor in accordance with the provisions of subsection 3.4 forthwith upon demand of Chase, Chase will promptly notify each other Lender. Forthwith upon its receipt of any such notice, each other Lender will transfer to Chase, in immediately available funds, an amount equal to such other Lender's Commitment Percentage of the unreimbursed portion of such payment.

                  (c) Whenever, at any time after Chase has made a payment under any Letter of Credit and has received from any other Lender such other Lender's Commitment Percentage of the unreimbursed portion of such payment, Chase receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, Chase will distribute to such other Lender its Commitment Percentage thereof.

                  3.6. Letter of Credit Fees. (a) The Company agrees to pay to the Agent, with respect to each Letter of Credit, a letter of credit fee of (i) 1/8 of 1% of the face amount thereof, in the case of Commercial Letters of Credit, payable upon issuance and (ii) in the case of Standby Letters of Credit, a rate per annum, calculated on the face amount thereof, equal to the Applicable Margin then in effect for Eurodollar Loans,




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                                                                              45

payable on each Payment Date and on the expiry date thereof. The Agent shall remit to each Lender (including Chase) a ratable portion of such letter of credit fees based upon such Lender's Commitment Percentage (as in effect on the date of issuance of such Letter of Credit) of the amount received by the Agent. The Company agrees to pay or reimburse Chase upon demand for such normal and customary fees, costs and expenses as are incurred or charged by Chase from time to time in issuing, effecting payment under or administering any Letter of Credit (including, without limitation, amendment, negotiation, transfer and payment fees).

                  (b) The Company shall pay to Chase, for its own account, with respect to each Letter of Credit, payable in advance on the date of issuance thereof, a letter of credit origination fee equal to 0.125% per annum on the face amount of such Letter of Credit.

                  3.7. Obligations of the Company Absolute. The Company's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against Chase or any beneficiary of a Letter of Credit. The Company also agrees with Chase that Chase shall not be responsible for, and the Company's reimbursement obligations under subsection 3.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be in any and all respects invalid, fraudulent or forged, or any dispute between or among the Company or any Restricted Subsidiary and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company or any Restricted Subsidiary against any beneficiary of such Letter of Credit or any such transferee. Chase shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by Chase's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by Chase under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not consistent therewith, the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not put Chase or any other Lender under any liability to the Company.

                  3.8. Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this
Section 3 shall be controlling.

                  3.9. Purpose of Letters of Credit. Each Letter of Credit shall be used by the Company for credit support (including




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                                                                              46

to support the obligations of Restricted Subsidiaries) and other general corporate purposes in the ordinary course of business.

                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders to enter into this Agreement and to make the Loans and to issue and/or to participate in the Letters of Credit hereunder, the Company hereby represents and warrants to the Agent and each Lender that:

                  4.1. Financial Condition. The consolidated balance sheet of the Company and its Consolidated Subsidiaries as at June 30, 1996 and the related statements of consolidated earnings, consolidated stockholders' equity and consolidated cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick, complete and correct copies of which have heretofore been furnished to each Lender, respectively present fairly the consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1996 and the related unaudited statements of consolidated earnings, consolidated stockholders' equity and consolidated cash flows for the three-month period ended on such date, certified by a Responsible Financial Officer, complete and correct copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein, for the absence of notes and for normal year-end adjustments). Neither the Company nor any of its Consolidated Subsidiaries had, as of the date of the most recent balance sheet referred to above, any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing statements or in the notes thereto, other than contingent items which could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.1 or as disclosed in the Company's Report on Form 10-Q for the quarter ended December 31, 1996, during the period from December 31, 1996 to and including the Effective Date there has been no sale, transfer or other disposition by the Company or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its Consolidated Subsidiaries at December 31, 1996.




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                                                                              47

                  4.2. No Change. (a) Except as set forth on Schedule 4.1 or as disclosed in the Company's Report on Form 10-Q for the quarter ended December 31, 1996, since December 31, 1996, there has been no change, and no development or event involving a prospective change, which has had or could reasonably be expected to have a Material Adverse Effect and (b) since December 31, 1996, except as permitted by this Agreement, no dividends or other distributions have been declared, paid or made upon the capital stock of the Company nor has any of the capital stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries.

                  4.3. Corporate Existence; Compliance with Law. Each of the Company and its Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own its property, to lease the property it operates and to conduct its business, except as permitted by subsection 7.2. As of the Effective Date, the Company is duly qualified as a foreign corporation and is in good standing under the laws of each State of the United States and the District of Columbia. Except as permitted by subsection 7.2, each of the Company and its Subsidiaries is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of business requires such qualification and is in compliance with all Requirements of Law, except to the extent that the failure to be so qualified or to so comply would not, in the aggregate, have a Material Adverse Effect.

                  4.4. Corporate Power; Authorization. Each of the Company and each Subsidiary Guarantor has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Company, to obtain extensions of credit hereunder, and has taken all necessary corporate action on its part to be taken to authorize the borrowings and issuances of Letters of Credit contemplated by this Agreement on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, or filing with, or other act in respect of, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery, performance, validity or enforceability of any of the Loan Documents or the borrowings and issuances of Letters of Credit contemplated by this Agreement.

                  4.5. Enforceable Obligations. Each of the Loan Documents has been, and each of the Notes will be, duly executed and delivered on behalf of the Company and each Subsidiary Guarantor which is a party thereto, and each of the Loan Documents constitutes, and each of the Notes when executed and delivered will constitute, a legal, valid and binding obligation of the Company or such Subsidiary Guarantor which is a party thereto enforceable against the Company or such Subsidiary




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                                                                              48

Guarantor which is a party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4.6. No Legal Bar. The execution, delivery and performance of each of the Loan Documents, the borrowings and issuances of Letters of Credit contemplated by this Agreement and the use of the proceeds thereof (a) do not and will not violate (i) any Requirement of Law or (ii) any Contractual Obligation of the Company or any of its Material Subsidiaries and (b) will not result in, or require, the creation or imposition of any Lien (other than Liens created pursuant to the Collateral Documents) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  4.7. No Material Litigation. Except as described in Schedule 4.7, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes or any Collateral Document or any of the transactions contemplated hereby or thereby or (b) which would, in the reasonable judgment of the Company, have a Material Adverse Effect.

                  4.8. Federal Regulation. No part of the proceeds of any of the Loans and no Letter of Credit will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board as in effect on the date of making of such Loans or issuance of such Letter of Credit.

                  4.9. Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" (as defined or used in the Investment Company Act of 1940, as amended).

                  4.10. No Default. Neither the Company nor any of its Material Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.11. Ownership of Property; Liens. Each of the Company and its Material Subsidiaries has good and marketable fee, or valid leasehold or subleasehold, interests in all its material real property, and good and marketable title to all other material property owned by it; and none of such property is subject to any Lien, except as permitted in subsection 7.1.

                  4.12. Patents and Trademarks. Each of the Company and its Material Subsidiaries owns, or has all right to use, all Patents and Trademarks necessary for the conduct of its business




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                                                                              49

as currently conducted. Schedules II and III list all material Patents and registered Trademarks, respectively, owned by each of the Company, First Brands Properties, Inc., A&M Products, Inc., Himolene Incorporated and Forest Technologies, Inc. in their respective names as of the date hereof, there being no other material Patents and registered Trademarks owned by the Company and its Material Subsidiaries as of the date hereof. No material registered copyright is owned by the Company as of the date hereof. To the best of the Company's knowledge, as of the date hereof each such material Patent and (except as described in Schedule III) Trademark is valid and enforceable and is subsisting, unexpired and has not been abandoned in the country (and with respect to each such Trademark, for the goods) specified on Schedules II and III, respectively. Except for the licenses listed in Schedules II and III, as of the date hereof none of such material Patents or Trademarks listed in Schedule II or III is the subject of any licensing or franchise agreement. Except as disclosed in Schedules II or III as of the date hereof no holding, decision or judgment has been rendered by any court or administrative agency which would limit, cancel or question the validity of, and, to the knowledge of the Company, no action or proceeding is pending seeking to limit, cancel or question the validity of, any such material Patent or Trademark and, to the knowledge of the Company, no action or proceeding is pending which, if adversely determined, would have a material adverse effect on the value of any such material Patent or Trademark.

                  4.13. Taxes. Each of the Company and its Material Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Company are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except for taxes not yet due and except for those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Material Subsidiaries, as the case may be.

                  4.14. No Burdensome Restrictions. No Contractual Obligation of the Company or any of its Subsidiaries, and no Requirement of Law, has, or insofar as the Company may reasonably foresee may have, a Material Adverse Effect.

                  4.15. ERISA. No Reportable Event material in relation to the business, operations, property or financial or other condition of the Company and its Restricted Subsidiaries taken as a whole has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any employee benefit plan. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all benefits vested under all Single Employer Plans (based on those actuarial assumptions used to fund the Plans) did not, as of the last annual valuation date




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                                                                              50

prior to the date on which this representation is made or deemed made, exceed the value of the assets of the Plans allocable to such vested benefits by more than $10,000,000. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and the liability to which the Company or any Commonly Controlled Entity would become subject under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made is not in excess of $500,000, in the case of any one Multiemployer Plan, or $1,000,000 in the aggregate, in the case of more than one Multiemployer Plan. No Multiemployer Plan is in Reorganization or Insolvent.

                  4.16. Subsidiaries. The Subsidiaries listed on Schedule 4.16 will constitute all of the Subsidiaries (Restricted and Unrestricted) of the Company as of the Effective Date, and the Subsidiaries designated on such Schedule as Unrestricted Subsidiaries constitute all of the Unrestricted Subsidiaries of the Company as of the Effective Date.

                  4.17. Lessor Intellectual Property. Each item of Lessor Intellectual Property is solely associated with the business in which is used the equipment subject to the sale-leaseback transaction pursuant to which the lessor in such transaction obtained an interest therein. Schedule 4.17 sets forth all Lessor Intellectual Property as of the date hereof.

                  4.18. Environmental Status. To the knowledge of the Company after reasonable investigation, the use of all of the real property and the operation of the Company's and its Subsidiaries' facilities thereon is in substantial compliance with all material applicable zoning, environmental protection, land use and building codes, laws, rules, orders, regulations, statutes, decrees, requirements and/or ordinances, except to the extent that the failure to be in such substantial compliance could not reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any pending or threatened governmental or private proceedings or notices of violations against it or any of its Subsidiaries or any of its or any such Subsidiary's real property with respect to the ownership, condition or maintenance of its or any such Subsidiary's real property, except for such proceedings or notices which could not reasonably be expected to have a Material Adverse Effect. To the best of the Company's knowledge, none of its or any Subsidiary's real property contains any hazardous or toxic waste or underground storage tanks, except (i) that its and its Subsidiaries' real property contains storage tanks used to store petroleum, petroleum products, waste water and certain nonhazardous and non-toxic substances, (ii) as disclosed on Schedule 4.18 and (iii) for quantities of hazardous or toxic waste, and underground storage tanks, which could not reasonably be expected to have a Material Adverse Effect. To the best of the Company's knowledge, each parcel of its or any Subsidiary's real property




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                                                                              51

is in substantial compliance with all material state and federal environmental standards and requirements, except to the extent that the failure to be in such substantial compliance could not reasonably be expected to have a Material Adverse Effect. The Company has not, nor has any of its Subsidiaries, received any written notices of violation, non-compliance, liability, potential liability, or adversary action by regulatory agencies with respect to any of its or any Subsidiary's real property regarding environmental control matters or environmental permit compliance, except for those notices relating to violations or adversary actions that could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, to the best of the Company's knowledge after reasonable investigation, hazardous waste has not been transported onto or disposed of onto any of the Company's or any Subsidiary's real property since such real property has been owned by the Company or such Subsidiary.

                  SECTION 5.  CONDITIONS PRECEDENT

                  5.1. Conditions to Initial Extension of Credit. The effectiveness of this Agreement, and the obligation of each Lender to make the initial extension of credit requested to be made hereunder, is subject to the satisfaction of the following conditions precedent on or prior to February 28, 1997:

                  (a) Existing Credit Agreement. The Agent shall have received evidence, satisfactory to the Agent, with a copy for each Lender, that all obligations of the Existing Lenders under the Existing Credit Agreement have been terminated, including, without limitation, those with respect to all letters of credit issued pursuant to the Existing Credit Agreement (other than the Existing Letter of Credit), that all payments of principal and interest payable under the Existing Credit Agreement and all fees payable and all other amounts due thereunder have been paid in full and that no Loans (as defined in the Existing Credit Agreement) made pursuant to the Existing Credit Agreement are outstanding;

                  (b) Agreement; Notes. The Agent shall have received, (i) this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Lender, (ii) for the account of each Lender, a Committed Rate Note and a Bid Note, and (iii) for the account of the Swing Line Lender, a Swing Line Note; in each case conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company;

                  (c) Collateral Documents. The Agent shall have received, with a copy for each Lender, (i) the Subsidiary Guarantee Consent, executed and delivered by a duly authorized officer of each Restricted Subsidiary (other than Funding), and (ii) a Cash Collateral Agreement, executed and




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                                                                              52

         delivered by a duly authorized officer of the Company, each of which Collateral Documents will reflect this Agreement;

                  (d) Borrowing Certificate of the Company. The Agent shall have received, with an executed counterpart for each Lender, a certificate of the Company in substantially the form of Exhibit J, dated the Effective Date and executed and delivered by a duly authorized officer of the Company;

                  (e) Corporate Proceedings. The Agent shall have received, with a copy for each Lender, (i) a copy of resolutions in form and substance reasonably satisfactory to the Agent, of the Board of Directors of the Company and each Subsidiary Guarantor authorizing (x) the execution, delivery and performance of the Loan Documents to which it is a party, and (y) the granting by it of the pledges and security interests granted by it pursuant to the Collateral Documents to which it is a party, and (ii) a copy of the certificate of incorporation and the by-laws of the Company and each Subsidiary Guarantor, in each case certified, with an executed counterpart of such certification for each Lender, by the Secretary or an Assistant Secretary of the Company or such Subsidiary Guarantor as of the Effective Date; and such certificate shall state that the resolutions, the certificate of incorporation and the by-laws thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect as of the date of such certificate;

                  (f) Incumbency Certificates. The Agent shall have received, with an executed counterpart for each Lender, a certificate of the Secretary or an Assistant Secretary of the Company and each Subsidiary Guarantor, dated the Effective Date, as to the incumbency and signature of the officers of the Company and each Subsidiary Guarantor executing each of the Loan Documents to which it is a party and any certificate or other documents to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (g) Legal Opinions. The Agent shall have received, with an executed counterpart for each Lender, the executed legal opinion of Kirkland & Ellis, counsel to the Company, substantially in the form of Exhibit K, with such changes therein as shall be requested or approved by the Agent; such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement, the Notes and the Collateral Documents as the Lenders may reasonably require;

                  (h) No Litigation. Except as set forth on Schedule 4.7, (i) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against the Company or any Subsidiary of the Company or against the officers or




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                                                                              53

         directors of any thereof (A) in connection with this Agreement, the Notes, the Collateral Documents or any of the transactions contemplated hereby or thereby and which, in the reasonable opinion of the Required Lenders, is deemed material or (B) which would, in the reasonable opinion of the Required Lenders, have a Material Adverse Effect; and
         (ii) no injunction, writ, restraining order or other order of any nature materially adverse to the Company and its Subsidiaries or the conduct of its or their business or inconsistent with the due consummation of the transactions contemplated hereby shall have been issued by any Governmental Authority;

                  (i) Fees. The Agent shall have received for the account of itself and the Lenders all fees payable to the Agent and the Lenders on or prior to the Effective Date pursuant to Sections 2 and 3; and

                  (j) Other. All corporate and other proceedings and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the Notes and the Collateral Documents shall be satisfactory in form and substance to each Lender and the Agent and their counsel.

                  5.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made on any date (including, without limitation, its initial extension of credit, any Swing Line Loan and the issuance of any Letter of Credit), is subject to the satisfaction of the following conditions precedent as of the date such extension of credit is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to this Agreement and the Collateral Documents to which it is a party, and each of the representations and warranties made by any Subsidiary of the Company in or pursuant to any Collateral Documents to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Collateral Document shall be true and correct in all material respects on and as of such date as if made on and as of such date; and

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

Each borrowing of Loans by the Company hereunder, and each issuance of a Letter of Credit hereunder, shall constitute a representation and warranty by the Company as of the date of such




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                                                                              54

borrowing or issuance, as the case may be, that the conditions contained in this subsection 5.2 have been satisfied.

                  SECTION 6.  AFFIRMATIVE COVENANTS

                  From the date hereof and so long as the Commitments remain in effect or any amounts remain owing hereunder, under any Note or under any Letter of Credit or Letter of Credit Application, the Company covenants and agrees that:

                  6.1. Financial Statements. The Company will furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, copies of the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of consolidated earnings, consolidated stockholders' equity and consolidated cash flows for such fiscal year, setting forth in comparative form the figures as of the end of and for the previous year, in each case certified, without a going concern or like qualification or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Company, copies of the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited statements of consolidated earnings, consolidated stockholders' equity and consolidated cash flows for such quarter and the portion of the fiscal year through such quarter, in each case setting forth in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, certified by a Responsible Financial Officer as presenting fairly the financial condition and results of operations of the Company and its Consolidated Subsidiaries (subject in each case to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein and except that the financial statements referred to in subsection 6.1(b) need not contain footnotes and may be subject to year-end adjustments); provided that all such financial statements of the Company and its Consolidated Subsidiaries referred to in this subsection 6.1 shall not include as assets of the Company or any Restricted Subsidiary any notes receivable, interest receivable or any other assets (other than the investment accounts of the




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                                                                              55

Company and the Restricted Subsidiaries accounting for such Person's investments in the Unrestricted Subsidiaries permitted pursuant to subsections 7.4(f) and
(g)) arising from any transaction between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary, and shall not include as income of the Company or any Restricted Subsidiary any interest, dividend or any other income arising from any transaction between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary unless, and only to the extent that, such interest, dividend or other income has theretofore been received by the Company or such Restricted Subsidiary in cash, and shall reflect the investments of the Company and its Restricted Subsidiaries in the Unrestricted Subsidiaries on a cost basis.

                  6.2. Certificates; Other Information. The Company will furnish:

                  (a) to each Lender concurrently with the delivery of each set of the financial statements referred to in subparagraph (a) of subsection 6.1, a certificate of the independent certified public accountants certifying such set of financial statements stating that, although such examination was not conducted with a view toward determining whether a Default or Event of Default occurred or existed, in making the examination necessary for such certification no knowledge was obtained of any Default or Event of Default (except as specified in such certificate) and attaching to such certification the calculations prepared by the Company to support such statement in respect of subsections 7.6 and 7.7, and verifying such calculations;

                  (b) to each Lender concurrently with the delivery of each set of the financial statements referred to in paragraphs (a) and (b) of subsection 6.1, a certificate of a Responsible Financial Officer (A) stating that, to the best of such officer's knowledge, during the period covered by such set of financial statements each of the Company and its Subsidiaries has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement, the Notes and the Collateral Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default (except as specified in such certificate) and (B) showing in detail the calculations supporting such statement in respect of subsections 7.6 and 7.7 and, if applicable, reconciliations to reflect changes in GAAP since the date hereof;

                  (c) to each Lender (i) promptly after the same are sent and received, copies of all financial statements, reports and notices which the Company sends to holders of the capital stock of the Company as a class, and (ii) promptly after the same are filed and received, copies of all financial statements and reports which the Company may




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                                                                              56

         make to, or file with, and copies of all material notices the Company receives from, the Securities and Exchange Commission or any public body succeeding to any or all of the functions of the Securities and Exchange Commission;

                  (d) to each Lender, as soon as available, but in any event within 15 days prior to the beginning of each fiscal year of the Company, a copy of the consolidated plan and forecast of the Company and its Consolidated Subsidiaries for the next succeeding fiscal year;

                  (e) to each Lender promptly after the execution thereof copies of all material amendments, waivers and consents entered into by the Company relating to the Indenture, any Financing Lease, and any New Sale-Leaseback; and

                  (f) to each Lender promptly such additional financial and other information (including, without limitation, consolidating financial statements) as any Lender through the Agent may from time to time reasonably request.

                  6.3. Payment of Obligations. The Company will, and will cause each of its Restricted Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material Indebtedness and other material obligations of whatever nature (including any obligations for taxes), except, without prejudice to the effectiveness of paragraph (g) of Section 8, for any Indebtedness or other material obligation which is being contested in good faith by appropriate proceedings and with respect to which, on a consolidated basis, adequate reserves in conformity with GAAP shall have been provided on the books of the Company or its Restricted Subsidiaries, as the case may be.

                  6.4. Conduct of Business and Maintenance of Existence. The Company will, and will cause each of its Restricted Subsidiaries to, (a) except as otherwise provided in subsections 7.2 and 7.5, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all its material rights, licenses, privileges and franchises necessary or desirable in the normal conduct of its business and (b) comply with all of its Contractual Obligations and Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

                  6.5. Maintenance of Property and Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, keep all of its property necessary for the continued operation of its business in good working order and condition (ordinary wear and tear excepted) and maintain with financially sound and reputable insurance companies insurance thereon and with respect to product liability claims, in each case in at least such amounts and with such deductibles and against at least




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                                                                              57

such risks as are usually insured against in the same general area by companies engaged in the same or similar businesses; and, the Company will furnish any Lender, upon the written request of such Lender through the Agent, full information as to the insurance carried.

                  6.6. Inspection of Property; Books and Records; Discussions. The Company will, and will cause each of its Restricted Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries in conformity with GAAP in all material respects (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation) and all Requirements of Law in all material respects shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Agent or any Lender (at the Agent's or such Lender's expense, as the case may be) to visit and inspect any of its properties and to examine and make abstracts from any of its books and records at their customary location at any reasonable time and as often as may reasonably be desired for use by such Lender in making continuing credit decisions hereunder, and to discuss the business, operations, properties and financial and other condition of the Company and its Restricted Subsidiaries with its officers and employees and with its independent certified public accountants.

                  6.7. Notices. The Company will promptly give written notice to each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) upon knowledge thereof of any officer of the Company, any default or event of default under any Contractual Obligation of the Company or any of its Restricted Subsidiaries which, in the reasonable judgment of the Company, would have a Material Adverse Effect;

                  (c) any litigation, investigation or proceeding affecting the Company or any of its Restricted Subsidiaries of which the Company or any such Restricted Subsidiary has knowledge and which, in the reasonable judgment of the Company, would have a Material Adverse Effect;

                  (d) the commencement of any investigation or proceeding into or against the Company or any of its Restricted Subsidiaries of which the Company or any such Restricted Subsidiary has knowledge with respect to any alleged violations of laws relating to the protection of the environment which could, in the reasonable judgment of the Company, have a Material Adverse Effect and, quarterly thereafter, the status of each such investigation or proceeding;




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                                                                              58

                  (e) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (f) any material change which, in the reasonable judgment of the Company, would have a material adverse effect on the business, operations, property or financial condition of the Company and its Restricted Subsidiaries taken as a whole.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Financial Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

                  6.8. Separate Corporate Entity for and Borrowing by Unrestricted Subsidiaries. The Company shall, and shall cause each of its Subsidiaries to, operate each Unrestricted Subsidiary in such a manner as to make it apparent to all creditors of such Unrestricted Subsidiary that such Unrestricted Subsidiary is an entity separate and distinct from the Company or any Restricted Subsidiary and as such is solely responsible for its debts; such manner shall include, but not be limited to, the maintenance of a separate board of directors for such Unrestricted Subsidiary. Nothing in this subsection 6.8 shall be construed to prohibit guarantees by the Company or any Restricted Subsidiary of obligations of any Unrestricted Subsidiary to the extent otherwise permitted hereunder or under the other Loan Documents.

                  SECTION 7.  NEGATIVE COVENANTS

                  From the date hereof and so long as the Commitments remain in effect or any amounts remain owing hereunder, under any Note or under any Letter of Credit or Letter of Credit Application, the Company covenants and agrees that:

                  7.1. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens in favor of the Agent and the Lenders created pursuant to the Cash Collateral Agreement;




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                                                                              59

                  (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary;

                  (g) Liens securing Indebtedness of the Company and its Restricted Subsidiaries in respect of the purchase price of fixed or capital assets; provided that the Indebtedness secured by such Liens would not result in any violation of subsection 7.6, and provided, further that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the amount of Indebtedness secured thereby is not increased and (B) the principal amount of Indebtedness (other than Capitalized Leases) secured by any such Lien shall at no time exceed 100% of the fair value (as determined in good faith by the board of directors of the Company or such Restricted Subsidiary) of the respective asset at the time it was acquired;

                  (h) Liens created in connection with Capitalized Leases, Financing Leases, and New Sale-Leasebacks; provided that such Liens do not at any time encumber any property other than the property financed by such Capitalized Lease, Financing Lease or New Sale-Leaseback, and the amount of such Capitalized Lease, Financing Lease or New Sale-Leaseback is not increased;




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                                                                              60

                  (i) Liens on the proceeds or the rights thereto securing Indebtedness of the Company and its Restricted Subsidiaries for financing export sales under bankers' acceptances;

                  (j) Liens on accounts receivable of the Company, its Subsidiaries or Funding to the extent created as contemplated by the Securitization Documents; and

                  (k) Liens on Patents and Trademarks in the ordinary course of the Company's or such Restricted Subsidiary's business as conducted as of the Effective Date.

                  7.2. Prohibition of Fundamental Changes. Except as permitted in subsections 7.4 and 7.5, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its business, property or tangible or intangible assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise, all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except that so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom, the Company or any of its Restricted Subsidiaries may enter into a transaction of merger or consolidation, provided that the Company or such Restricted Subsidiary shall be the continuing or surviving corporation.

                  7.3. Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock (excluding any non-perpetual or mandatorily-redeemable preferred stock) of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, shares of any class of capital stock of the Company or any stock options or warrants to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company (any such declaration, payment, setting apart, purchase, redemption, retirement, acquisition or distribution, a "Restricted Payment"), except that so long as on the date of declaration or notice of such Restricted Payment no Default or Event of Default would (on a pro forma basis after giving effect to such Restricted Payment) have occurred and be continuing, the Company may make Restricted Payments subsequent to the Effective Date in an aggregate amount not to exceed the sum of (a) $100,000,000, (b) an amount equal to 50% of Consolidated Net Income for each fiscal quarter ended after the Effective Date for which financial statements shall have been delivered to the Lenders pursuant to subsection 6.1 and (c) $20,000,000,




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                                                                              61

constituting that portion of the Company's stock buyback program unused at the Effective Date.

                  7.4. Limitation on Investments, Acquisitions, Loans and Advances. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase or otherwise acquire any stock, bonds, notes, debentures or other securities of, or acquire by purchase or otherwise all or substantially all of the business, properties or assets of, or make any other investment in, any Person, except

                  (a) extensions of trade credit in the ordinary course of business,

                  (b) investments in Cash Equivalents,

                  (c) loans and advances (i) to officers, directors and employees of the Company or its Restricted Subsidiaries for travel, entertainment, relocation and other expenses in the ordinary course of business and (ii) to officers, directors and employees of the Company or any of its Subsidiaries in an aggregate amount not to exceed $5,000,000 to be used to purchase common stock of the Company and for the exercise of options to purchase common stock of the Company granted to such officers, directors or employees under stock option plans of the Company or any of its Subsidiaries, each such loan to have a maturity not in excess of ten years,

                  (d) purchases of inventory in the ordinary course of business,

                  (e) investments in an amount not to exceed $500,000 in the aggregate in insurance companies with which the Company maintains excess liability insurance,

                  (f) loans, advances, extensions of credit, capital contributions and investments by the Company to and in Persons that are Restricted Subsidiaries or simultaneously therewith become Restricted Subsidiaries (other than any thereof permitted under clause (h) of this subsection 7.4); provided that prior to the making of the initial loan, advance, extension of credit, capital contribution or investment in any such Subsidiary, the Company shall (i) cause such Subsidiary to become a party to the Subsidiary Guarantee as a Subsidiary Guarantor and (ii) provide the Agent and the Lenders with such satisfactory legal opinions and other documentation with respect to the legality, validity and enforceability of such guarantee thereby as the Agent may reasonably deem necessary or appropriate,

                  (g) the Company's investment in the Restricted Subsidiaries and Unrestricted Subsidiaries listed on Schedule 4.16 as of the Effective Date,




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                                                                              62

                  (h) the transactions contemplated by the Securitization Documents,

                  (i) loans, advances, extensions of credit, capital contributions and investments by the Company to and in Persons that are Foreign Subsidiaries; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) such loan, advance, extension of credit, capital contribution or investment would not have a Material Adverse Effect,

                  (j) acquisitions of securities of, or assets of, other Persons other than Subsidiaries so long as the acquisition thereof does not materially change the nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged from that in which the Company and its Restricted Subsidiaries were engaged on the Effective Date,

                  (k) Seller Paper (i) issued in connection with the sale by the Company of its former "Prestone" business in an aggregate principal amount not in excess of $12,000,000, (ii) which may be issued in connection with the sale by the Company of its East Hartford facility in an aggregate principal amount not to exceed $5,300,000, and (iii) which may be issued in connection with any other sale or disposition of any property permitted under subsection 7.5(a), (b) or (c) in an aggregate principal amount not to exceed 10% of the fair market value of such property at the time of such sale, and

                  (l) loans, advances, extensions of credit, capital contributions and investments in addition to those in subsections 7.4(a) through
(k) above which additional loans, advances, extensions of credit, capital contributions and investments do not exceed in the aggregate $15,000,000.

                  7.5. Limitations on Sale of Assets. Except as permitted by subsections 7.2 and 7.4, the Company will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including, without limitation, receivables and leasehold interests and shares of capital stock of Restricted Subsidiaries of the Company, whether then owned by the Company or any Restricted Subsidiary or then issued by any Restricted Subsidiary), except:

                  (a) sales of obsolete or worn out property, or property (including inventory) disposed of in the ordinary course of business;

                  (b) sales or other dispositions such that at the time of such sale the aggregate fair market value as determined in good faith by the Company's Board of Directors or applicable committee thereof of all property subject to all such sales or dispositions made in reliance on this subsection 7.5(b) from and after the Effective Date shall not exceed 25% of Consolidated Net Worth as of the most




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                                                                              63

         recent fiscal quarter for which the financial statements contemplated in subsections 6.1(a) and (b) have been delivered; and

                  (c) the sale of accounts receivable and all items relating thereto (including, without limitation, purchase agreements, security interests, contracts, financing statements, guarantees, insurance, monies due or to become due, and proceeds thereof) by the Company, Subsidiaries of the Company and Funding as contemplated by the Securitization Documents.

                  7.6. Ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization. The Company will not at any time permit the ratio of Consolidated Total Indebtedness at such time to Consolidated Total Capitalization to exceed 0.60 to 1.0.

                  7.7. Interest Coverage Ratio. The Company will not permit, for any period of four consecutive fiscal quarters of the Company, the ratio of (a) Consolidated EBITDAR for such period to (b) the sum of (i) Consolidated Interest Expense for such period and (ii) Consolidated Lease Expense for such period to be less than 2.25 to 1.0.

                  7.8. Limitation on Indebtedness of Unrestricted Subsidiaries. The Company will not permit any of its Unrestricted Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness in an aggregate principal amount for all Unrestricted Subsidiaries not to exceed $50,000,000 at any one time outstanding; and

                  (b) Other Non-Recourse Indebtedness of any Non-Recourse Unrestricted Subsidiary.

                  7.9. Limitation on Prepayments, Amendments and Payments in respect of Subordinated Indebtedness and New Sale- Leasebacks. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to,

                         (i) directly or indirectly, by deposit of monies or otherwise, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption, defeasance or retirement of, any Subordinated Debt (any such payment, a "Subordinated Debt Prepayment"), unless, (x) the Company or such Restricted Subsidiary shall give written notice to the Agent at the address specified in subsection 10.2 at least 20 days prior to making such Subordinated Debt Prepayment and (y) at the time notice of such payment is given, no Default or Event of Default shall have occurred and be continuing or would (on a pro forma basis after




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                                                                              64

         giving effect to such Subordinated Debt Prepayment) result from making such Subordinated Debt Prepayment, or

                        (ii) cause or permit the termination in full or part (including a partial payment or termination) of any New Sale-Leaseback if, after giving effect to such termination and any payments required to be made in connection therewith, any Default or Event of Default shall have occurred and be continuing, or

                       (iii) agree to the modification or amendment of any of the terms of payment of or applicable to, or amortization or sinking fund requirements of or applicable to, or the terms of subordination of or applicable to, any Subordinated Debt or any instrument evidencing or governing the terms of any Subordinated Debt, or

                        (iv) agree to any modification of the Indenture, or any of the instruments referred to in clause (iii) above or any documents entered into in connection with any New Sale-Leaseback which would restrict the ability of the Company to effect any amendments or modifications to this Agreement or the other Loan Documents or to prepay the amounts outstanding hereunder and thereunder, or

                         (v) agree to any modification of any affirmative or negative covenants, events of default or remedial provisions of or applicable to the Indenture, or any of the instruments referred to in clause (iii) above, if the effect of any such modification is to place any further restrictions on the Company or increase the obligations of the Company thereunder or confer on the holders of any such instrument any additional rights (including, without limitation, with respect to such holder's ability to accelerate the obligations thereunder).

                  (b) Nothing in subsection 7.9(a) shall be deemed to prohibit any refinancing of any of the Financing Leases or New Sale-Leasebacks so long as no Default or Event of Default would occur as a result thereof.

                  (c) The Company will not give any notice to the Agent referred to in Sections 3.02 or 12.01(c) of the Indenture relating to optional redemption and defeasance of the Senior Subordinated Debentures which would not be permitted under subsection 7.9(a)(i) or 7.9(e) at the time such notice is given.

                  (d) The Company will not permit the modification or waiver of, or any change other than those which could not have an adverse effect on the Company or the Agent or any Lender in the provisions of the certificate of incorporation of the Company.

                  (e) The Company and the Lenders acknowledge that the Company may request that the Required Lenders consent to a Subordinated Debt Prepayment, or an amendment, waiver or other




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modification of the terms of any Subordinated Debt, or refinancing of any
Subordinated Debt, which is otherwise prohibited by this subsection 7.9, and that upon the consent of the Required Lenders in the manner set forth in subsection 10.1 for a waiver, the Company may make such Subordinated Debt Prepayment or consent to such amendment, waiver or other modification or refinancing in the amount and subject to the other terms and conditions as may be set forth in such consent.

                  7.10. Limitation on Affiliate Transactions. Except for the intercompany debt between First Brands Properties Inc. and Citrus Holdings Limited or one of its subsidiaries, as described on Schedule 7.10 hereto, the Company will not, nor will it permit its Restricted Subsidiaries to, enter into any material transactions, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate of the Company, except a transaction which is in the ordinary course of the Company's or such Restricted Subsidiary's business and which is upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided that the foregoing shall not restrict transactions between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries.

                  7.11. Prohibition on Change in Business. The Company will not, and will not permit its Subsidiaries to, enter into any business, either directly or indirectly, if the effect thereof would be to materially change the nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged from that in which the Company and its Restricted Subsidiaries were engaged on the Effective Date.

                  7.12. Limitation on Assets of Non-Recourse Unrestricted Subsidiaries. The Company will not at any time permit the consolidated total assets of all Non-Recourse Unrestricted Subsidiaries to exceed 25% of the consolidated total assets of the Borrower and all its Subsidiaries without the prior written consent of the Required Lenders.

                  SECTION 8.  EVENTS OF DEFAULT

                  Upon the occurrence and during the continuance of any of the following events:

                  (a) Payments. (i) Failure by the Company to pay when due any principal of any Note or any reimbursement obligation in respect of any Letter of Credit or (ii) failure by the Company to pay any interest on any Note or to pay any fee or other amount payable hereunder within three Business Days after the date when due;

                  (b) Representations and Warranties. Any representation or warranty made or, pursuant to subsection




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                                                                              66

         5.2, deemed made by the Company or any Restricted Subsidiary in this Agreement or any Collateral Document, or in any certificate, document or financial or other written statement furnished at any time in connection herewith or therewith shall prove to have been untrue or misleading in any material respect on the date when made or so deemed to have been made;

                  (c) Certain Covenants. Default by the Company in the observance or performance of any covenant or agreement contained in
         Section 7 or subsection 2.6(b);

                  (d) Other Covenants. Default by the Company in the observance or performance of any other covenant or agreement contained in this Agreement and the continuance of such default unremedied for a period of 30 days after knowledge thereof by any officer of the Company or notice to the Company thereof by the Agent or any Lender, or for a period of 60 days after knowledge thereof by any officer of the Company or notice to the Company thereof by the Agent or any Lender, if by reason of the nature of such default the same cannot be remedied within the 30-day period commencing on the date of such default and the Company (in the judgment of the Required Lenders) proceeds with reasonable diligence during such 60-day period to cure such default;

                  (e) Collateral Document Covenants. Default by the Company or any Material Subsidiary in the observance or performance of any other covenant or agreement contained in any Collateral Document to which it is a party and continuance of such default unremedied for a period of 30 days after knowledge thereof by any officer of the Company or notice to the Company thereof by the Agent or any Lender, or for a period of 60 days after knowledge thereof by any officer of the Company or notice to the Company thereof by the Agent or any Lender, if by reason of the nature of such default the same cannot be remedied within the 30-day period commencing on the date of such default and the Company (in the judgment of the Required Lenders) proceeds with reasonable diligence during such 60-day period to cure such default;

                  (f) Effectiveness of Collateral Documents. If for any reason (other than any act on the part of the Agent or any Lender) any Collateral Document ceases to be in full force and effect or any party thereto (other than the Agent or any Lender) shall so assert in writing;

                  (g) Cross-Default. The Company or any of its Restricted Subsidiaries shall (i) default in the payment of (A) principal of or interest on any of its Indebtedness (other than any such default in respect of the Notes or reimbursement obligations in respect of the Letters of Credit) or in the payment of any Contingent Obligation relating to Indebtedness, where the aggregate principal




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                                                                              67

         amount of all such Indebtedness and Contingent Obligations then outstanding exceeds $5,000,000, or (B) rent or stipulated loss value in respect of any Financing Leases having an aggregate Financing Lease Value in excess of $5,000,000, in either case beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Contingent Obligation or Financing Lease was created or
         (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or Contingent Obligation (the aggregate principal amount of which then outstanding exceeds $5,000,000) or any Financing Leases (having an aggregate Financing Lease Value at such time in excess of $5,000,000), or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness, beneficiary or beneficiaries of such Contingent Obligation or lessor under such Financing Lease (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries or lessor) to cause such Indebtedness or Financing Lease to become due prior to its stated maturity or such Contingent Obligation to become payable;

                  (h) Commencement of Bankruptcy or Reorganization Proceeding.
         (i) The Company or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Company or any of its Restricted Subsidiaries any such case, proceeding or other action referred to in subsection (i) which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Restricted Subsidiaries shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this paragraph (h); or




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                                                                              68

         (v) the Company or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                  (i) Material Judgments. One or more judgments or decrees shall be entered against the Company or any of its Restricted Subsidiaries involving in the aggregate a liability (not covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged or suspended pending appeal by bond or otherwise within 60 days from the entry thereof;

                  (j) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) other than a prohibited transaction that has been specifically authorized or otherwise permitted by the United States Department of Labor or other Governmental Authority having jurisdiction therefor, involving any Single Employer Plan with vested unfunded liabilities in excess of $500,000 or any Multiemployer Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any such Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any such Single Employer Plan, which Reportable Event or institution of proceedings is likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for thirty days after commencement thereof, as the case may be, (iv) any Multiemployer Plan or any such Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to any Multiemployer Plan or any such Single Employer Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, is likely to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole;

                  (k) Ownership of Common Stock. If prior to the date on which the sum of the then outstanding Commitments and the then aggregate Financing Lease Value on such date becomes less than $200,000,000, any Person or Persons acting in concert of beneficial ownership (within the meaning of Rule




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                                                                              69

         13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, or any successor, replacement or analogous rule or provision of law) shall acquire beneficial ownership of 30% or more of the voting power of the Company's capital stock and such condition shall have continued for 30 days or more, provided, however, that the events described in this paragraph (k) shall not constitute a Default or Event of Default unless and until a notice of determination to such effect is delivered by the Required Lenders to the Company;

then, and in any such event, (x) if such event is an Event of Default specified in clause (i), (ii), (iii) or (iv) of paragraph (h) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including amounts payable in respect of Letters of Credit whether or not the beneficiaries thereof shall have presented the drafts and other documents required thereunder) and the Notes shall immediately become due and payable, and (y) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Company, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice of default to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement (including amounts payable in respect of Letters of Credit whether or not the beneficiaries thereof shall have presented the drafts and other documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit that shall not have expired or with respect to which presentment for honor shall not have occurred, the Company shall deposit in a cash collateral account opened by the Agent pursuant to the Cash Collateral Agreement an amount equal to the aggregate undrawn amount of Letters of Credit, and the unused portion thereof, if any, shall be returned to the Company after the respective expiry dates of the Letters of Credit and after all obligations of the Company hereunder and under the other Loan Documents are paid in full. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  SECTION 9.  THE AGENT

                  9.1. Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Agent of such Lender under the Loan Documents. Each Lender hereby irrevocably authorizes Chase, as the Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise




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such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Chase hereby accepts its appointment as Agent and the authorization set forth above. Notwithstanding any provision to the contrary in the Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth in the Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

                  9.2. Delegation of Duties. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or wilful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any Subsidiary or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by it under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of any party thereto (other than the Agent) to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any party to any thereof.

                  9.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it




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                                                                              71

shall have received such advice or concurrence of the Required Lenders or, to the extent that any Loan Document expressly provides that the Agent is justified in relying only upon all of the Lenders, all of the Lenders as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders or, to the extent that any Loan Document expressly provides that the Agent is justified in relying only upon all of the Lenders, all of the Lenders, and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all the Lenders and all future holders of the Notes.

                  9.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives any such notice, it shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to any Default or Event of Default as shall be reasonably directed by the Required Lenders or, to the extent that any Loan Document expressly provides that the Agent is justified in relying only upon all of the Lenders, all of the Lenders; provided that, except as expressly provided herein, unless and until the Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any of them hereafter taken, including any review of the affairs of the Company or any Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has or will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed or will deem appropriate, made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made and will make its own decision to make its Loans, participate in Letters of Credit and enter into the Loan Documents to which it is or will be a party. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals




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                                                                              72

and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or furnished to the Agent with copies or counterparts for the Lenders, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into its possession or the possession of any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7. Indemnification. The Lenders agree to indemnify the Agent (in its capacity as such), to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so, ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in such capacity in any way relating to or arising out of the Loan Documents, or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent in such capacity thereunder or in connection therewith; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. The agreements in this subsection 9.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                  9.8. Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company or any of its Subsidiaries as though the Agent were not the Agent under the Loan Documents. With respect to its Loans and any Note or other promissory note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                  9.9. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Company and the Lenders. If the Agent shall resign as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, if no Default or Event of Default has occurred and is continuing, be subject to




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                                                                              73

approval by the Company, which approval shall not be unreasonably withheld (or, if the Required Lenders and the Company are unable to select such successor agent within such 30-day period, a successor agent shall be selected by the then Agent), whereupon such successor agent (which shall be a bank or trust company) shall succeed to the rights, powers and duties of the Agent under all of the Loan Documents, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                  SECTION 10.  MISCELLANEOUS

                  10.1. Amendments and Waivers. With the written consent of the Required Lenders, the Agent and the appropriate parties to the Loan Documents may, from time to time, enter into written amendments, supplements or modifications hereto or thereto for the purpose of adding any provisions to the Loan Documents or changing in any manner the rights of the Lenders or of such parties thereunder, and with the consent of the Required Lenders, the Agent on behalf of the Lenders may execute and deliver to the appropriate parties to the Loan Documents a written instrument waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the final maturity of any Note of any Lender, or reduce the rate or extend the time of payment of interest thereon, or change the amount or terms (including, without limitation, fees and commissions) of such Lender's Commitment, in each case without the consent of the Lender affected thereby, (b) amend the definition of "Termination Date" contained in subsection 1.1, without the written consent of all of the Lenders, (c) release all or substantially all of the collateral provided for in any Collateral Document (or, except as expressly permitted hereunder, permit any creditor to obtain a Lien on such collateral), or terminate the Subsidiary Guarantee or release any Subsidiary Guarantor from its obligations thereunder (except, to the extent that any such Subsidiary Guarantor is sold, merged, dissolved or otherwise ceases to be a Subsidiary of the Company, in each case as a result of a transaction which is permitted hereunder, the Agent may release such Subsidiary Guarantor from the Subsidiary Guarantee), or sell all of the capital stock of, or all or substantially all of the assets of, any Restricted Subsidiary (except as permitted hereunder), or amend, modify or waive any provision of this subsection
10.1 or change the definition of "Required Lenders" contained in subsection 1.1, or consent to the




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                                                                              74

assignment or transfer by the Company or any Subsidiary Guarantor of any of its rights and obligations under this Agreement and the other Loan Documents (except, with respect to any Subsidiary Guarantor, to the extent such Subsidiary Guarantor ceases to be a Subsidiary of the Company as a result of a transaction which is permitted hereunder), in each case without the written consent of all of the Lenders, or (d) amend, modify or waive any provision of Section 9 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the other parties to the Loan Documents, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Company, the other parties to the Loan Documents, the Lenders and the Agent shall be restored to their former position and rights hereunder, under the other Loan Documents and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Agent shall, as soon as practicable, furnish a copy of each such amendment, supplement, modification or waiver to each Lender.

                  10.2. Notices. Unless otherwise expressly provided herein, all notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telecopy and shall be deemed to have been duly given or made when delivered by hand, mail or courier, or, in the case of telecopy notice, when sent (with machine or oral confirmation), addressed as follows in the case of each of the Company and the Agent and as set forth in
Schedule I in the case of each of the other parties hereto, or to such address or other address as may be hereafter notified by any of the respective parties hereto or any future holders of the Notes:

                  The Company:              First Brands Corporation
                                            83 Wooster Heights Road
                                            Danbury, Connecticut  06813-1911
                                            Attention:  Chief Financial Officer
                                            Telecopy:  (203) 731-2518

                                            with a copy to:

                                            First Brands Corporation
                                            83 Wooster Heights Road
                                            Danbury, Connecticut 06813-1911
                                            Attention:  Einar M. Rod
                                            Telecopy: (203) 731-2518

                  The Agent:                The Chase Manhattan Bank
                                            270 Park Avenue
                                            New York, New York  10017
                                            Attention:  Edward McNulty
                                            Telecopy:  (212) 270-0330




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                                                                              75

         with a copy to:                    The Chase Manhattan Bank
                                            Agent Bank Services
                                            1 Chase Manhattan Plaza
                                            New York, New York 10005
                                            Attention: Sandra Miklave
                                            Telecopy:  (212) 552-5658

provided that any notice, request or demand to or upon the Agent, the Swing Line Lender or Chase, as the case may be, pursuant to subsection 2.1, 2.2, 2.5, 2.6,
2.22 or 3.2 shall not be effective until received.

                  10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                  10.5. Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of one counsel retained by the Agent, (b) to pay or reimburse each Lender and the Agent for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel (which may be the reasonable invoiced allocated costs and expenses of in-house legal counsel or staff determined in good faith) to (i) the Agent and to the several Lenders, and (ii) upon the reasonable determination by Lenders, whose Commitment Percentages aggregate more than 66-2/3% of the Commitment Percentages of all Lenders other than the Agent (in its capacity as Lender), that an actual or potential conflict of interest may exist in the representation of such Lenders by the counsel referred to in clause (i) above, one alternate counsel for the several Lenders, (c) to pay and indemnify and hold harmless each Lender and the Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp,




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                                                                              76

excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (d) to pay and indemnify and hold harmless each Lender and the Agent (and their respective directors, officers, employees and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of the Loan Documents and any such other documents or preservation of rights thereunder or in any way relating to any Financing Leases or New Sale-Leasebacks (all the foregoing, collectively, the "indemnified liabilities"); provided that the Company shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or wilful misconduct of the Agent or any such Lender, (ii) legal proceedings commenced against the Agent or any such Lender by any security holder or creditor thereof, arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Agent or any such Lender by any other Lender. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                  10.6. Successors and Assigns; Participations; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities which are not then Competitors or Affiliates of Competitors of the Company ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. Each Lender shall promptly notify the Company of any such sale of a participating interest to a Participant, provided that any failure to provide such notice shall not affect the validity or enforceability of any such sale. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Company and the Agent shall continue to deal solely and directly with such Lender in




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                                                                              77

connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Each Participant shall agree in writing with the selling Lender that such Participant shall comply with the confidentiality provisions of subsection 10.8. Nothing herein shall be deemed to obligate the Company to provide any financial or other information or documents to any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in subsection 10.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.10, 2.11, 2.15, 2.16, 2.18 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. The participation agreement pursuant to which such Participant obtains its participating interest may require the consent of the Participant to amendments, waivers or modifications of the Loan Documents only to the extent that any such amendment, waiver or modification would, pursuant to the proviso to the first sentence of subsection 10.1, require the consent of the Lender which sold such participating interest and the transferor Lender shall retain the sole right to approve, without the consent of any Participant, all other amendments, modifications or waivers.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender and, with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Assignees") all or any part of its rights and obligations under this Agreement, the Notes, and the other Loan Documents, in amounts to be no less than $10,000,000 (or, if less, the entire amount of such Lender's Commitment) pursuant to an Assignment and Acceptance substantially in the form of Exhibit L (an "Assignment and Acceptance") executed by such Assignee, such transferor Lender and, if required, the Company and the Agent and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to and as defined in such




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                                                                              78

Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto except as to subsections 2.10, 2.11, 2.15, 2.18 and 10.5). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment, if any, of Commitment Percentages arising from the purchase by such Assignee of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. On or prior to the Transfer Effective Date determined pursuant to and as defined in such Assignment and Acceptance, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such Assignee in an amount, in the case of Committed Rate Notes, equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the transferor Lender has retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount, in the case of Committed Rate Notes, equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Company marked "canceled".

                  (d) The Agent shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Agent) together with payment to the Agent of a registration and processing fee of $4,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.




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                                                                              79

                  (f) The Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee permitted hereunder any and all financial information or other documents in such Lender's possession concerning the Company and its affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement; provided, that, prior to any such disclosure, such Transferee or prospective Transferee shall agree, in a signed writing in favor of the Company to comply with the confidentiality requirements set forth in subsection 10.8 as if such Transferee or prospective Transferee were a Lender hereunder.

                  (g) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Assignee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Assignee, concurrently with the effectiveness of such transfer, to comply with subsection 2.11(b).

             (h) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7. Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans (or participations therein) or its interest in the reimbursement obligations of the Company under the Letters of Credit, in each case which are then due, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (h) of Section 8, or otherwise except pursuant to subsections 2.10(b) and 10.6) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans (or participations therein, as the case may be) or its interest in the reimbursement obligations of the Company under the Letters of Credit, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans (or participations therein, as the case may be) or its interest in the reimbursement obligations of the Company under the Letters of Credit or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Lender so




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                                                                              80

purchasing a portion of another Lender's Loans (or participations therein, as the case may be) or its interest in the reimbursement obligations of the Company under the Letters of Credit, or interest thereon, may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived to the extent permitted by applicable law, and without regard for any collateral security held by or on behalf of such Lender, to set off and apply against any indebtedness, whether matured or unmatured, of the Company to such Lender, any amount owing from such Lender to the Company at, or at any time after, the happening of any of the above mentioned events, and such right of set-off may be exercised by such Lender against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8. Confidentiality. Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company in connection with this Agreement (other than information which is a matter of general public knowledge or which has heretofore been or is hereafter published for public distribution or filed as public information with any governmental or bank regulatory authority other than as a result of a breach of this covenant); provided that any Lender may disclose such information (a) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the direction of any other agency of any State of the United States or of any other jurisdiction in which such Lender conducts its business, (e) to such Lender's independent auditors and other professional advisors or (f)




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


                                                                              81

subject to 10.6(f), to any Transferee or potential Transferee of such Lender.

                  10.9. Further Assurances. The Company agrees that at any time and from time to time upon the written request of the Agent, the Company will, and will cause its Subsidiaries to, execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement and the other Loan Documents.

                  10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.11. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Company and the Agent.

                  10.12. GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.13. Submission to Jurisdiction. The Company hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement (and the other Loan Documents to which it is a party), or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any such substantially similar form of mail), postage prepaid to the Company at its




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                                                                              82

         address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  10.14. Acknowledgements. The Company hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

                  (b) neither the Agent nor any Lender has any fiduciary relationship to the Company, and the relationship between Agent and Lenders, on one hand, and Company, on the other hand, is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Company and the Lenders.

                  10.15. WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, AND FOR ANY COUNTERCLAIM THEREIN.

                  10.16. Integration. This Agreement including, without limitation, the agreements referred to in subsection 2.9, represents the entire agreement of each of the parties hereto with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not stated or referred to herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       FIRST BRANDS CORPORATION

                                       By  /s/  DONALD DeSANTIS
                                         ---------------------------------------
                                         Title: Senior Vice President

                                       THE CHASE MANHATTAN BANK, as
                                       Agent and as a Lender

                                       By:  /s/ PETER C. ECKSTEIN
                                         ---------------------------------------
                                         Title: Vice President

                                       THE BANK OF NEW YORK

                                       By:  /s/ KENNETH SNEIDER
                                         ---------------------------------------
                                         Title: Vice President

                                       CREDIT SUISSE FIRST BOSTON

                                       By:  /s/ JAMES RODIER
                                         ---------------------------------------
                                         Title: Managing Director

                                       By:  /s/ CHRIS HORGAN
                                         ---------------------------------------
                                         Title: Associate

                                       LTCB TRUST COMPANY

                                       By:   /s/ GREGORY HONG
                                         ---------------------------------------
                                         Title: Senior Vice President

                                       MELLON BANK, N.A.

                                       By:  /s/ JOSEPH F. BOND
                                         ---------------------------------------
                                         Title: Vice President

                                       NATIONSBANK, N.A.

                                       By:  /s/ EILEEN C. HIGGINS
                                         ---------------------------------------
                                         Title: Vice President

                                       PNC BANK, NATIONAL ASSOCIATION

                                       By:  /s/ SARAH McCLINTOCK
                                         ---------------------------------------
                                         Title: Vice President

                                       ROYAL BANK OF CANADA

                                       By:  /s/ SHERYL L. GREENBERG
                                         ---------------------------------------
                                         Title: Manager

                                       TORONTO DOMINION (NEW YORK), INC.

                                       By:  /s/ DEBBIE A. GREENE
                                         ---------------------------------------
                                         Title: Vice President

                                       CREDIT LYONNAIS NEW YORK BRANCH

                                       By:  /s/ RON HURST
                                         ---------------------------------------
                                         Title: Vice President

                                       FLEET NATIONAL BANK

                                       By:  /s/ BARBARA AGOSTINI
                                         ---------------------------------------
                                         Title: Assistant Vice President

                                       FIRST UNION NATIONAL BANK

                                       By:  /s/ ROBERT H. WATERS, JR.
                                         ---------------------------------------
                                         Title: Senior Vice President

                                       MORGAN GUARANTY TRUST COMPANY OF
                                         NEW YORK

                                       By:  /s/ DEBORAH A. BROADHEIM
                                         ---------------------------------------
                                         Title: Vice President

                                                                      SCHEDULE I

             Commitments, Commitment Percentages and Lending Offices

                                             Commitment
Bank and Lending Office                      Percentage             Commitment
-----------------------                      ----------             ----------

THE CHASE MANHATTAN BANK                        8.67%               $26,000,000
270 Park Avenue
New York, New York 10017
Attention:  Edward McNulty
Telecopy:  (212) 270-0330
Telephone: (212) 270-4812

THE BANK OF NEW YORK                            8.00%               $24,000,000
One Wall Street
New York, New York 10286
Attention:  Kenneth Sneider, Jr
Telecopy:  (212) 635-6999
Telephone: (212) 635-6863

CREDIT SUISSE FIRST BOSTON                      8.00%               $24,000,000
11 Madison Avenue
New York, New York 10010
Attention:  Chris Horgan
Telecopy:  (212) 325-8309
Telephone: (212) 325-9157

LTCB TRUST COMPANY                              8.00%               $24,000,000
165 Broadway, 49th Floor
New York, New York 10006
Attention:  Gregory Hong
Telecopy:  (212) 608-2371
Telephone: (212) 335-4534

NATIONSBANK, N.A                                8.00%               $24,000,000
101 North Tryon Street, 15th Floor
Charlotte, North Carolina  28255

with a copy to:
NATIONSBANK, N.A
767 Fifth Avenue
New York, New York 10153-0083
Attention:  Eileen Higgins
Telecopy:  (212) 751-6909
Telephone: (212) 407-5337

PNC BANK, NATIONAL ASSOCIATION                  8.00%               $24,000,000
335 Madison Avenue
10th Floor
New York, New York 10017
Attention:  Sarah McClintock
Telecopy:  (212) 409-3737
Telephone: (212) 409-3726

ROYAL BANK OF CANADA                            8.00%               $24,000,000
Grand Cayman (North America
  No. 1) Branch
c/o New York Branch
Financial Square
New York, New York 10005-3531
Attention:  David Barsalav
Telecopy:  (212) 428-6459
Telephone: (212) 428-6418

with a copy to:
ROYAL BANK OF CANADA
Financial Square, 24th Floor
New York, New York 10005-3531
Attention: Sheryl Greenberg
Telecopy:  (212) 428-6459
Telephone: (212) 428-6476

TORONTO DOMINION (NEW YORK), INC.               8.00%               $24,000,000
909 Fannin Street, 17th Floor
Houston, Texas 77010

with a copy to:
TORONTO DOMINION (NEW YORK), INC.
31 West 52nd Street
New York, New York 10019
Attention:  Robert Harris/Nancy Sheridan
Telecopy:  (212) 262-1926
Telephone: (212) 468-0585

CREDIT LYONNAIS                                 8.00%               $24,000,000
1301 Avenue of the Americas
New York, New York 10019
Attention:  Rod Hurst
Telecopy:  (212) 459-3179
Telephone: (212) 261-7362

FLEET NATIONAL BANK                             8.00%               $24,000,000
One Landmark Square, 12th Floor
Stamford, Connecticut 06904
Attention:  Barbara Agostini
Telecopy:  (203) 358-6111
Telephone: (203) 358-6195

FIRST UNION NATIONAL BANK                       8.00%              $ 24,000,000
550 Broad Street, 15th Floor
Newark, New Jersey 07102
Attention:  Mark Smith
Telecopy:  (201) 565-6681
Telephone: (201) 565-6465

MORGAN GUARANTY TRUST COMPANY                   8.00%              $ 24,000,000
  OF NEW YORK
60 Wall Street
22nd Floor
New York, NY 10260
Attention:  Deborah Broadheim
Telecopy:  (212) 648-5021
Telephone: (212) 648-8063

MELLON BANK, N.A                                3.33%              $ 10,000,000
1 MBC
Pittsburgh, Pennsylvania 15258

with a copy to:
MELLON BANK, N.A
65 East 55th Street
New York, New York 10022-3219
Attention:  Joseph Bond
Telecopy:  (212) 702-5269
Telephone: (212) 702-4017

TOTAL:                                        100.00%              $300,000,000

                                                                       EXHIBIT A

                           FORM OF COMMITTED RATE NOTE

$__________                                                   New York, New York
                                                              February __, 1997

                  FOR VALUE RECEIVED, the undersigned, FIRST BRANDS CORPORATION, a Delaware corporation (the "Company"), hereby unconditionally promises to pay on the Termination Date to the order of (the "Lender") at the office of The Chase Manhattan Bank located at 270 Park Avenue, New York, New York 10017 in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) DOLLARS ($ ) and (b) the aggregate unpaid principal amount of all Committed Rate Loans made by the Lender to the undersigned pursuant to subsection 2.1 of the Credit Agreement referred to below.

                  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum set forth in subsection 2.7 of the Credit Agreement referred to below until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in subsection 2.7(d) of the Credit Agreement until paid in full (as well after as before judgment). Interest shall be payable in arrears on each Interest Payment Date, commencing on the first such date to occur after the date hereof, at maturity and upon payment (including prepayment) of the unpaid principal amount hereof to the extent provided in the Credit Agreement, provided that interest payable pursuant to subsection 2.7(d) of the Credit Agreement shall be payable on demand.

                  The holder of this Note is authorized to record the date, Type and amount of each Committed Rate Loan made pursuant to subsection 2.1 of the Credit Agreement, the date and amount of each payment or prepayment of principal with respect thereto, the Eurodollar Rate or the C/D Rate, the length of each Interest Period with respect to the portion of such Committed Rate Loan made and/or maintained as either a Eurodollar Loan or a C/D Rate Loan, as the case may be, and each conversion or continuation made pursuant to subsection 2.17 of the Credit Agreement, on the schedules annexed hereto and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by such holder to make any such recordation (or any error in such recordation) on this Note shall not affect the obligations of the Company under this Note or under the Credit Agreement.

                  This Note is one of the Committed Rate Notes referred to in the Amended and Restated Credit Agreement, dated as of February __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Lender, the other lenders parties thereto, and The Chase Manhattan Bank, as Agent, and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Payment and performance of this Note is guaranteed as set forth in the Subsidiary Guarantee. The Company agrees to pay all costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Credit Agreement, this Note and the Subsidiary Guarantee.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  THIS COMMITTED RATE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                       FIRST BRANDS CORPORATION

                                       By:
                                          --------------------------------------
                                          Title:

                                                             SCHEDULE A to
                                                             Committed Rate Note

                             LOANS, CONVERSIONS AND
                          PAYMENTS OF EURODOLLAR LOANS

                                                 Interest
                                   Amount of     Period                                 Amount of
                    Amount of      C/D Rate      and                     Amount of      Eurodollar
                    ABR Loans      Loans         Maturity                Eurodollar     Loans
                    Converted      Converted     Date                    Loans          Converted     Amount
                    into           into          With                    Converted      into          of           Notation
          Amount    Eurodollar     Eruodollar    Respect     Interest    into           C/D           Principal    Made
Date      of Loan   Loans          Loans         Thereto     Rate        ABR Loans      Rate Loans    Repaid       By
------    -------   ----------     ----------    --------    --------    ---------      ----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

                                                             SCHEDULE B to
                                                             Committed Rate Note

                             LOANS, CONVERSIONS AND
                           PAYMENTS OF C/D RATE LOANS

                                                 Interest
                                                 Period                                Amount of
                    Amount of      Amount of     and                     Amount of     C/D Rate
                    ABR            Eurodollar    Maturity                C/D Rate      Loans
                    Loans          Loans         Date                    Loans         Converted      Amount
                    Converted      Converted     With                    Converted     into           of           Notation
         Amount     into C/D       into C/D      Respect     Interest    into          Eurodollar     Principal    Made
Date     of Loan    Rate Loans     Rate Loans    Thereto     Rate        ABR Loans     Rate Loans     Repaid       By
------   -------    ----------     ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

------   -------    -----------    ----------    --------    --------    ----------    -----------    ---------    --------

                                                             SCHEDULE C to
                                                             Committed Rate Note

                             LOANS, CONVERSIONS AND
                              PAYMENTS OF ABR LOANS

                    Amount of      Amount of     Amount of      Amount of
                    Eurodollar     C/D Rate      ABR            ABR
                    Loans          Loans         Loans          Loans         Amount
                    Converted      Converted     Converted      Converted     of           Notation
         Amount     into           into          into Euro-     into C/D      Principal    Made
Date     of Loan    ABR Loans      ABR Loans     dollar Loans   Rate Loans    Repaid       By
------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------

------   -------    -----------    ----------    ------------   ----------    ---------    --------


                                                                       EXHIBIT B

                             [FORM OF BID LOAN NOTE]

                                 PROMISSORY NOTE

$300,000,000                                                  New York, New York
                                                               February __, 199_

                  FOR VALUE RECEIVED, the undersigned, FIRST BRANDS CORPORATION, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of (the "Lender") at the office of
The Chase Manhattan Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) THREE HUNDRED MILLION DOLLARS ($300,000,000), or, if less, (b) the aggregate unpaid principal amount of all Bid Loans made by the Lender to the Company pursuant to subsection 2.2 of the Credit Agreement referred to below. The principal amount of each Bid
Loan  evidenced  hereby  shall  be  payable  on  the  maturity  date
therefor   set   forth   on the   schedule  annexed   hereto and made a part
hereof or on a continuation thereof which shall be attached hereto and made a part hereof (the "Grid"). The Company further agrees to pay interest in like money at such office on the unpaid principal amount of each Bid Loan evidenced hereby, at the rate per annum set forth in respect of such Bid Loan on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the date of such Bid Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with subsection 2.2(e) of the Credit Agreement. Interest on each Bid Loan evidenced hereby shall be payable on the date or dates set forth in respect of such Bid Loan on the Grid. Bid Loans evidenced by this Note may not be prepaid.

         The holder of this Note is authorized to endorse on the Grid the date, amount, interest rate, and maturity date in respect of each Bid Loan made pursuant to subsection 2.2 of the Credit Agreement and each payment of principal with respect thereto, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement (or any error in such recordation) shall not affect the obligations of the Company under this Note or under the Credit Agreement.

         This Note is one of the Bid Loan Notes referred to in the Amended and Restated Credit Agreement, dated as of February __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Lender, the other lenders parties thereto, and The Chase Manhattan Bank, as Agent, and is entitled to the benefits thereof.

                  Payment and performance of this Note is guaranteed as set forth in the Subsidiary Guarantee. The Company agrees to pay all costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Credit Agreement, this Note and the Subsidiary Guarantee.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                       FIRST BRANDS CORPORATION

                                       By
                                         ---------------------------------------
                                         Title:

                              SCHEDULE OF BID LOANS

Date       Amount                                                                Amount of
of         of                Interest         Maturity          Payment          Principal           Authori-
Loan       Loan              Rate             Date              Date             Payment             zation
----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

----       ------            --------         --------          -------          ---------           --------

                                                                       EXHIBIT C

                            [FORM OF SWING LINE NOTE]

                                                              New York, New York
$25,000,000                                                    February __, 199_

                  FOR VALUE RECEIVED, the undersigned, FIRST BRANDS CORPORATION, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK (the "Swing Line Lender") on the Termination Date, as defined in the Credit Agreement (as defined below), at its offices located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the lesser of
(a) TWENTY-FIVE MILLION DOLLARS ($25,000,000) and (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Company pursuant to subsection 2.20 of the Credit Agreement referred to below. The Company further agrees to pay interest in like money at said office on the unpaid principal amount hereof from time to time and, to the extent permitted by law, accrued and unpaid interest in respect hereof until payment in full of the principal amount hereof and accrued interest hereon at the rate per annum and on the dates specified in the Credit Agreement until paid in full (after as well as before judgment). The holder of this Note is authorized to record the date and the amount of each Swing Line Loan made by the Swing Line Lender pursuant to subsection 2.20 of the Credit Agreement and the date and amount of each payment or prepayment of the principal hereof on Schedule I annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure to make any such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement.

                  This Note is the Swing Line Note referred to in the Amended and Restated Credit Agreement, dated as of February __, 1997, among the Company, the Swing Line Lender, the other banks and financial institutions parties thereto from time to time and The Chase Manhattan Bank, as agent for said banks and financial institutions (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"; terms defined therein being used herein as so defined), is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein.

                  Payment and performance of this Note is guaranteed as set forth in the Subsidiary Guarantee. The Company agrees to pay all costs and expenses incurred by the Swing Line Lender in connection with the enforcement of its rights and remedies under the Credit Agreement, this Note and the Subsidiary Guarantee.

                  If any payment on this Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided therein.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                       FIRST BRANDS CORPORATION

                                       By:
                                          --------------------------------------
                                          Title:

                                                                 Schedule I to
                                                                 Swing Line Note

                              LOANS AND REPAYMENTS


                                                                       Unpaid
                     Amount of               Amount of                 Principal
                     Swing Line              Swing Line                Balance of
                       Loans                  Loans                    Swing Line                 Notation
  Date                 Made                   Repaid                     Loans                    Made By
---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

---------           ----------              -----------                ----------                ----------

                                                                       EXHIBIT D

                         [FORM OF BID LOAN CONFIRMATION]

                                                              ____________, 19__

The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

                  Reference is made to the Amended and Restated Credit Agreement, dated as of February __, 1997, among the undersigned, the Lenders from time to time parties thereto, and The Chase Manhattan Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

                  In accordance with subsection 2.2(b)(iv)(B) of the Credit Agreement, the undersigned accepts and confirms the offers by the Bid Loan Lender(s) to make Bid Loans to the undersigned on ________, 19__ [Bid Loan Date] under [clause (ii)] [clause (iii)] of said subsection 2.2(b) in the (respective) amount(s) set forth on the attached list of Bid Loans offered.

                                       Very truly yours,

                                       FIRST BRANDS CORPORATION

                                       By:
                                          --------------------------------------
                                          Title:

                  [Company to attach Bid Loan offer list prepared by Agent with accepted amount entered by the Company to right of each Bid Loan offer].

                                                                       EXHIBIT E

                            [FORM OF BID LOAN OFFER]

                                                              ____________, 19__

The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

                  Reference is made to the Amended and Restated Credit Agreement, dated as of February __, 1997, among First Brands Corporation, a Delaware corporation, the Lenders from time to time parties thereto, and The Chase Manhattan Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

                  In accordance with [clause (ii)] [clause (iii)] of subsection 2.2(b) of the Credit Agreement, the undersigned Lender offers to make Bid Loans thereunder in the following amounts with the following maturity dates:

Bid Loan Request Dated _________, 19__      Type of Bid Loan Requested:


Bid Loan Date: ___________, 19__            ____________________________

Aggregate Maximum Amount (All Maturity Dates):  $_______________________

Maturity Date 1    :     Maturity Date 2    :     Maturity Date 3    :
--------------- ---      --------------- ---      --------------- ---

Maximum Amount $         Maximum Amount $         Maximum Amount $
                ---                      ---                      ---

Rate *  Amount $         Rate *  Amount $         Rate *  Amount $
     -          ---           -          ---           -          ---

Rate *  Amount $         Rate *  Amount $         Rate *  Amount $
     -          ---           -          ---           -          ---

                  The undersigned Lender [will][will not] accept an allocation of the Bid Loans solicited pursuant to the Company's Bid Loan Request, dated , 19 , which would make the undersigned's Bid Loan less than $5,000,000.

                                       Very truly yours,

                                       [NAME OF BIDDING LENDER]

                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:
                                           Telephone No.:
                                           Fax No.:

-------------------------

* In the case of Index Rate Bid Loans, insert margin bid. In the case of Absolute Rate Bid Loans, insert fixed rate bid.

                                                                       EXHIBIT F

                           [FORM OF BID LOAN REQUEST]

                                                                __________ 199__

The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

             Reference is made to the Amended and Restated Credit Agreement, dated as of February __, 1997, among the undersigned, the Lenders from time to time parties thereto, and The Chase Manhattan Bank, as Agent for such Lenders (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

             This is an [Index Rate] [Absolute Rate] Bid Loan Request pursuant to subsection 2.2(b)[(ii)][(iii)] of the Credit Agreement requesting quotes for the following Bid Loans:

Aggregate Principal Amount                      $          $          $
                                                 -------    -------    -------
                                                 -------    -------    -------

Bid Loan Date


_____________

Note: Pursuant to the Credit Agreement, a Bid Loan Request may be transmitted in writing, by telex or by facsimile transmission, or by telephone, immediately confirmed by telex or facsimile transmission. In any case, a Bid Loan Request shall contain the information specified in the second paragraph of this form.

[Interest Period]*                  _______   _______   _______

Maturity Date**                      _______   _______   _______

Interest Payment Dates               _______   _______   _______

                                                        Very truly yours,

                                                        FIRST BRANDS CORPORATION

                                                        By:_____________________

                                                           Title:

--------
*   Insert only in an Index Rate Bid Request.
**  In an Index Rate Bid Request, insert last day of Interest Period.

                                                                       EXHIBIT G

                      FORM OF SUBSIDIARY GUARANTEE CONSENT

                  Reference is made to the (i) Credit Agreement, dated as of February 3, 1995 (the "Existing Credit Agreement"), among First Brands Corporation, a Delaware corporation (the "Company"), the several banks and financial institutions parties thereto and Chemical Bank, a New York banking corporation, as agent; (ii) the Subsidiary Guarantee, dated as of February 3, 1995 (the "Subsidiary Guarantee"), made by the parties signatory thereto (the "Guarantors"), in favor of the Agent and (iii) the Amended and Restated Credit Agreement, dated as of February __, 1997 (the "Amended and Restated Credit Agreement"), among the Company, the several banks and other financial institutions parties thereto (the "Lenders") and The Chase Manhattan Bank, a New York banking corporation (formerly Chemical Bank), as agent (the "Agent"). All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Existing Credit Agreement, the Subsidiary Guarantee or the Amended and Restated Credit Agreement, as the context may require.

                  In connection with the execution of the Amended and Restated Credit Agreement, each of the undersigned Guarantors under the Subsidiary Guarantee hereby acknowledges receipt thereof and hereby (i) affirms its obligations under each Loan Document to which it is a party, and affirms and agrees that each such Loan Document is and shall remain in full force and effect, in each case upon and after giving effect to the Amended and Restated Credit Agreement and (ii) represents and warrants to the Lenders that all representations and warranties made by it under each Loan Document to which it is a party are true and correct as if made on the date hereof, in each case upon and after giving effect to the Amended and Restated Credit Agreement and to the affirmations and agreements set forth herein.

                  Each of the undersigned Guarantors further agrees that (i) each reference in each Loan Document to the "Credit Agreement" shall hereafter include reference to the Amended and Restated Credit Agreement, (ii) each guarantee, and other obligation and agreement made, granted, undertaken or agreed to by it in respect of or by reference to the "Credit Agreement", any term defined therein or any obligations thereunder shall be deemed to have been, and hereby is, made, granted, undertaken and agreed to, as the case may be, in respect of the Amended and Restated Credit Agreement, the terms defined therein and the obligations thereunder, as applicable, and (iii) each Loan Document is hereby affirmed, amended and restated to the extent necessary to effectuate the foregoing.

Dated as of: February __, 1997

                               PAULSBORO PACKAGING, INC.

                               By:____________________________________
                               Title:

                               FIRST BRANDS PROPERTIES INC.

                               By:____________________________________
                               Title:

                               FIRST BRANDS ACQUISITIONS INC.

                               By:____________________________________
                               Title:

                               A&M PRODUCTS INC.

                               By:____________________________________
                               Title:

                               HIMOLENE INCORPORATED

                               By:____________________________________
                               Title:

                               FOREST TECHNOLOGIES, INC.

                               By:____________________________________
                               Title:

                                                                       EXHIBIT H

               [FORM OF SWING LINE LOAN PARTICIPATION CERTIFICATE]

                                                     __________________ __, 19__

[Name of Bank]
________________
________________
________________

Dear Sirs:

                  Pursuant to subsection 2.23(c) of the Amended and Restated Credit Agreement, dated as of February __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined), among First Brands Corporation, a Delaware corporation, the several lenders from time to time parties thereto (the "Lenders") and The Chase Manhattan Bank, a New York banking corporation, as agent for the Lenders thereunder (in such capacity, the "Agent"), the undersigned, as the Swing Line Lender under the Credit Agreement, hereby acknowledges receipt from you on the date hereof of __________________ DOLLARS ($______) as payment for an undivided participating interest in the following
Swing Line Loan:

                  Date of Swing Line Loan:                    __________________
                  Principal Amount of Swing Line Loan
                    Participating Interest:                   $_________________

                                                        Very truly yours,

                                                        THE CHASE MANHATTAN BANK

                                                        By:_____________________
                                                        Title:

                                                                       EXHIBIT I

                            CASH COLLATERAL AGREEMENT

                  CASH COLLATERAL AGREEMENT, dated as of February __, 1997 (as the same may from time to time be amended, supplemented or otherwise modified, the "Agreement"), made by FIRST BRANDS CORPORATION, a Delaware corporation (the "Company"), in favor of The Chase Manhattan Bank, as agent for the Lenders (the "Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Company, the lenders parties thereto (the "Lenders") and the Agent are parties to an Amended and Restated Credit Agreement, dated as of February __, 1997 (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement are used herein with such defined meanings); and

                  WHEREAS, the Company may from time to time, prior to the Termination Date request Bid Loans, and the Lenders may make Bid Loans all in accordance with the terms of the Credit Agreement; and

                  WHEREAS, The Chase Manhattan Bank ("Chase") may from time to time issue Letters of Credit for the account of the Company during the Commitment Period, and the Lenders agree to take undivided participating interests in such Letters of Credit, all in accordance with the terms and conditions of the Credit Agreement; and

                  WHEREAS, pursuant to subsection 2.6(b) and (c) of the Credit Agreement, if at any time the Aggregate Outstandings shall exceed the Commitments, the Company is required under the Credit Agreement, if no Committed Rate Loans or Swing Line Loans are outstanding, to cash collateralize the Letters of Credit and the Bid Loans in an amount equal to such excess, and the Company may in lieu of making a prepayment under subsection 2.6(b) of the Credit Agreement which would result in material obligations of the Company under subsection 2.16 of the Credit Agreement deposit cash collateral in the amount of such prepayment, in each case in accordance with a cash collateral agreement substantially on the terms hereof; and

                  WHEREAS, pursuant to Section 8 of the Credit Agreement, if, at the time the Commitments are terminated and the Loans and other amounts owing under the Credit Agreement become immediately due and payable, there exist Letters of Credit which have not expired or with respect to which presentment for honor has not occurred, the Company shall deposit in the cash collateral account established pursuant to this Agreement an amount equal to the aggregate undrawn amount of such Letters of Credit; and

                  WHEREAS, it is a condition precedent to the obligations of the Agent and the Lenders under the Credit Agreement that the Company shall have executed and delivered this Agreement;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                  1.1 Security Deposit Account. (a) The Agent has established an interest-bearing demand deposit account numbered 323-293034 and entitled "CHASE/FIRST BRANDS CORPORATION - Cash Collateral Account" (the "Account" or the "Cash Collateral Account"). If at any time (i) pursuant to subsection 2.6(b) of the Credit Agreement, the Company is required to cash collateralize the Bid Loans and/or the Letters of Credit, or pursuant to subsection 2.6(c) the Company has determined to deposit cash collateral in lieu of making a prepayment pursuant to subsection 2.6(b) of the Credit Agreement, then the Company will deposit in the Account in cash such amount, if any, as is necessary to cause the amount of cash and securities (valued at the then fair market value determined by the Agent) then on deposit in the Account to be no less than the excess, if any, of the Aggregate Outstandings over the Commitments at such time (the amount of any such excess, the "Collateralized Amount"), and (ii) pursuant to the penultimate sentence of Section 8 of the Credit Agreement, the Company is required to make a deposit in the Account, the Company shall immediately deposit in cash the amount specified in such sentence into the Account. All moneys and securities in the Account shall constitute collateral security for the payment by the Company of the outstanding Bid Loans and the reimbursement obligations of the Company with respect to the Letters of Credit and Committed Rate Loans in respect of which the Company has determined to deposit cash collateral in lieu of making any prepayments, and shall at all times be subject to the exclusive domain and control of the Agent. Moneys and securities in the Cash Collateral Account may be withdrawn therefrom only as specifically provided in this Agreement.

                  (b) All moneys and securities at any time deposited in the Cash Collateral Account, whether by the Company or by any other Person, and all interest or other income earned with respect thereto, are herein called the "Pledged Deposits".

                  (c) The Company hereby assigns, delivers, pledges and conveys to the Agent, and grants to the Agent a security interest in, the Pledged Deposits as collateral security for the prompt and unconditional payment in full of the Bid Loans and the reimbursement obligations of the Company with respect to the Letters of Credit and Committed Rate Loans in respect of which the Company has determined to deposit cash collateral in lieu of making any prepayments, as described in subsection 1.1(a) hereof.

                  (d) The Company shall not have any rights or powers with respect to the Pledged Deposits or any part thereof, except (i) as provided in subsection 2.1 hereof and (ii) the right to have the Pledged Deposits applied to the payment of the Bid Notes and the reimbursement obligations and Cash Collateralized Prepayments (as defined below) of the Company with respect to the Letters of Credit, in accordance with the provisions of subsection 1.2 hereof.

                  (e) If at any time the amount of the Pledged Deposits deposited in the Account pursuant to subsection 1.1(a)(i) hereof exceeds the Collateralized Amount, the Agent will release an amount of the Pledged Deposits equal to such excess.

                  1.2 Application of Pledged Deposits. (a) The Pledged Deposits shall be accumulated in the Cash Collateral Account and held therein until released pursuant to subsection 1.1(e) hereof or applied in accordance with this subsection 1.2.

                  (b) (i) Upon the maturity of any outstanding Bid Loan (whether at the stated maturity, by acceleration, or otherwise), the Agent shall withdraw from the Cash Collateral Account Pledged Deposits in an amount equal to the unpaid principal amount of such Bid Loan or if less the amount of the Pledged Deposits, and apply such Pledged Deposits to the payment of such principal.

                  (ii) At any time at which there shall exist any reimbursement obligation which is then due and payable as a result of a drawing under a Letter of Credit, the Agent shall withdraw from the Cash Collateral Account Pledged Deposits in an amount equal to such reimbursement obligation, or, if less, the amount of the Pledged Deposits, and apply such Pledged Deposits to the payment of such reimbursement obligations thereon.

                  (iii) Upon the first day on which any portion of any Loan which, but for the application of subsection 2.6(c) of the Credit Agreement, would have been prepaid pursuant to subsection 2.6(b) thereof (a "Cash Collateralized Prepayment"), may be paid or prepaid without the costs to the Lenders referred to in subsection 2.16 thereof, the Agent shall withdraw from the Cash Collateral Account Pledged Deposits in an amount equal to the amount of such Cash Collateralized Prepayment or if less the amount of the Pledged Deposits, and apply such Pledged Deposits to the payment of such Cash Collateralized Prepayment.

                  (iv) After payment in full of all principal amount of the Bid Loans and reimbursement obligations under Letters of Credit pursuant to clauses
(i) and (ii) of this paragraph (b), the Agent shall withdraw from the Cash Collateral Account Pledged




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

Deposits in an amount equal to the accrued and unpaid interest on such Bid Loans and reimbursement obligations and apply such Pledged Deposits pro rata thereto.

                                   ARTICLE II

                  2.1 Investment. (a) Funds held by the Agent in the Cash Collateral Account shall not be invested or reinvested except as provided in the following paragraph (b).

                  (b) Unless an Event of Default shall have occurred and be continuing, collected funds on deposit in the Cash Collateral Account may be invested or reinvested, in accordance with the written instructions of the Company, in Cash Equivalents.

                  (c) The Agent shall sell all or any designated part of the securities held in the Cash Collateral Account if (i) so directed by the Company by the delivery of a written request or (ii) at any time proceeds thereof are required for any withdrawal under Article One of this Agreement. If any such sale (or any payment at maturity) produces a net sum less than the cost (including accrued interest paid as such) of the securities so sold or paid and such sale causes the amount of the Pledged Deposits to fall below the Collateralized Amount, the Agent shall give written notice of such deficiency to the Company, and the Company shall promptly pay to the Agent immediately available funds in an amount equal to such deficiency for deposit in the Cash Collateral Account. If any such sale (or any payment at maturity) produces a net sum greater than the cost (including accrued interest paid as such) of the securities so sold or paid (a "Profit"), such net sum shall be considered income on the Pledged Deposits and shall be subject to the provisions of paragraph (d) of this subsection 2.1. All such securities, the interest thereon and the net proceeds of the sale or payment thereof (to the extent such interest and proceeds shall not have been paid to the Company in accordance with the terms hereof) plus any deficiency paid by the Company to the Agent shall be held in the Cash Collateral Account for the same purposes as the funds used to purchase such securities.

                  (d) The Agent and the Company hereby agree that any interest paid as such on cash or securities in the Cash Collateral Account (less an amount equal to accrued interest paid upon purchase) and any Profits received by the Agent on the sale or other disposition of securities in the Cash Collateral Account shall, unless there is an existing Event of Default, be paid to the Company as collected by the Agent during the term of this Agreement; provided, however, that, whether or not an Event of Default is in existence, interest and Profits on the cash and securities at any time held in the Cash Collateral Account shall be retained in such Account if and to the extent that withdrawal thereof would reduce the Pledged Deposits below the Collateralized Amount at such time.

                                   ARTICLE III

                  3.1 The Agent's Fees, Expenses and Responsibilities. (a) The Company agrees to pay the reasonable fees and expenses of the Agent (including reasonable counsel fees) incurred in connection with its execution and delivery of this Agreement and the performance of its duties hereunder. The duties of the Agent are only such as are specifically provided herein. The Agent shall have no liability hereunder except for the performance by it in good faith of the acts to be performed by it hereunder and except for its own willful default or misconduct or gross negligence.

                  (b) The Agent shall be under no responsibility with respect to any of the moneys deposited with it hereunder other than to comply with the specific duties and responsibilities herein set forth or set forth in written instructions herein provided for. The Agent may consult with counsel and shall be fully protected in respect of any action taken or omitted by it in accordance with such counsel's advice. The Company hereby assumes liability for and agrees (whether or not any of the transactions contemplated hereby are consummated) to indemnify and hold harmless the Agent from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses and disbursements (including counsel fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted at any time against the Agent and in any way relating to or arising out of this Agreement or the administration of the Cash Collateral Account or the action or inaction of the Agent hereunder, except only that the Company shall not be required to indemnify the Agent in the case of willful misconduct or gross negligence on the part of the Agent. The indemnities contained in this subsection 3.1(b) shall survive the termination of this Agreement. The Agent shall not be required to institute legal proceedings of any kind. The Agent shall have no responsibility for the genuineness or validity of any document, notice, request, instruction or other item delivered to it and shall be fully protected in acting in accordance with written schedules, notices, requests or instructions given to it hereunder and believed by it to have been signed by the proper party or parties.

                  3.2 Notices. All notices, instructions and other communications to any party hereto shall be in writing and may be made or delivered in person, or by first class mail addressed to such party as provided below (or to such other address as such party may hereafter specify in a written notice to the other parties hereto), or by telecopy dispatched to such party at the number set forth below (or at such other number as such party may hereafter specify in a written notice to the other parties hereto):

                          The Company:  First Brands Corporation
                                        83 Wooster Heights Road
                                        Danbury, Connecticut  06813
                                        Attention:  Chief Financial Officer
                                        Telecopy:   (203) 732-2518

                          The Agent:    The Chase Manhattan Bank
                                        270 Park Avenue
                                        New York, New York  10017
                                        Attention:  Edward McNulty
                                        Telecopy:   (212) 270-0330

All notices, instructions and other communications shall be deemed given when received by the party to whom addressed.

                  3.3 Amendments and Supplements. No agreement shall be effective to amend, supplement or discharge in whole or in part this Agreement unless such agreement is in writing and signed by the parties hereto in accordance with the Credit Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall not assign this Agreement without the prior written consent of the Lenders.

                  3.4 Action by Company. The Company may perform any of its duties hereunder or exercise any of its rights hereunder by and through duly authorized agents specifically designated for such purposes.

                  3.5 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  3.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  3.7 Integration. This Agreement represents the entire agreement of each of the parties hereto with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not stated or referred to herein.

                  3.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                                    FIRST BRANDS CORPORATION

                                                    By_________________________
                                                      Title:

                                                    THE CHASE MANHATTAN BANK, as
                                                       Agent

                                                    By_________________________
                                                      Title:

                                                                       EXHIBIT J

                         [FORM OF BORROWING CERTIFICATE]

                  Pursuant to subsection 5.1(d) of the Amended and Restated Credit Agreement, dated as of February __, 1997 (as the same from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"), among First Brands Corporation (the "Company"), the several lenders from time to time parties thereto (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (the "Agent"), the undersigned hereby certifies to the Lenders that:

                  1. The representations and warranties of the Company and the Subsidiary Guarantors set forth in the Credit Agreement and the Collateral Documents or which are contained in any other certificate, document or financial or other written statement furnished pursuant to or in connection with the Credit Agreement and the Collateral Documents are true and correct in all material respects on and as of the Effective Date.

                  2. Immediately prior to and immediately after the making of the Loans requested to be made, and the issuance of the Letters of Credit requested to be issued, on the Effective Date, no Default or Event of Default has occurred and is continuing.

                  The terms used in this Certificate shall have the respective meanings ascribed to them in the Credit Agreement.

                  Executed this _____ day of February, 1997.

                                              FIRST BRANDS CORPORATION

                                              By_________________________
                                                Title:

                                                                       EXHIBIT L

                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Amended and Restated Credit Agreement, dated as of February __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among First Brands Corporation (the "Borrower"), the Lenders named therein and The Chase Manhattan Bank, as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

____________________________ (the "Assignor") and _____________________________
(the "Assignee") agree as follows:

         (a) The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents with respect to those credit facilities contained in the Credit Agreement as are set forth on SCHEDULE 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on SCHEDULE 1.

         (b) The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes (other than, if the Assignor is to retain any part of its Commitment, its Bid Loan
Note) held by it evidencing the Assigned Facilities and (i) requests that the Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has




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


                                                                               2

retained any interest in the Assigned Facility, requests that the Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Assignment Effective Date).

         (c) The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.11(b) of the Credit Agreement.

         (d) The effective date of this Assignment and Acceptance shall be ____, 199___ (the "Assignment Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Assignment Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

         (e) Upon such acceptance and recording, from and after the Assignment Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Assignment Effective Date or accrue subsequent to the Assignment Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Assignment Effective Date or with respect to the making of this assignment directly between themselves.

         (f) From and after the Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         (g) This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE

             RELATING TO THE AMENDED AND RESTATED CREDIT AGREEMENT,
                          DATED AS OF FEBRUARY __, 1997

                                      AMONG
                            FIRST BRANDS CORPORATION,
                            THE LENDERS NAMED THEREIN

                          AND THE CHASE MANHATTAN BANK,
            AS AGENT FOR THE LENDERS (IN SUCH CAPACITY, THE "AGENT")

--------------------------------------------------------------------------------


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

     Credit                Principal                  Commitment Percentage
Facility Assigned       Amount Assigned                      Assigned
-----------------       ---------------               ---------------------


                        $________________            ___ . ___________________%




  [Name of Assignee]                                 [Name of Assignor]

By _____________________________            By__________________________________
Name:                                         Name:
Title:                                        Title:

Accepted:                                    *Consented To:

The Chase Manhattan Bank, as                     First Brands Corporation
Agent

By _____________________________            By__________________________________
Name:                                         Name:
Title:                                        Title:

-------------
* If requested.


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